UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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KERYX BIOPHARMACEUTICALS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KERYX BIOPHARMACEUTICALS, INC.

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

Dear Stockholder:

You are cordially invited to our 2016 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time, on Wednesday, May 25, 2016, at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111. At the meeting, the stockholders will be asked to (i) elect six directors for a term of one year, (ii) ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2016, (iii) consider an advisory vote to approve the compensation of our named executive officers, (iv) approve an amendment to our Certificate of Incorporation to increase our authorized share capital by 50,000,000 shares of common stock, (v) approve our Amended and Restated 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 9,500,000 to 18,000,000 and to institute a cap on director equity compensation and (vi) the transaction of any other business that may properly come before the 2016 Annual Meeting or any adjournment thereof. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2015 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 15, 2016. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2015 Annual Report, please contact Brian Adams, our General Counsel and Corporate Secretary at (617) 466-3452.

We look forward to seeing you at the 2016 Annual Meeting.

Sincerely,

Gregory P. Madison

Chief Executive Officer

April 15, 2016

Boston, Massachusetts

KERYX BIOPHARMACEUTICALS, INC.

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. will be held at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111, on Wednesday, May 25, 2016, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	The election of six directors to our Board of Directors for a term of one year;

2.	The ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.	An advisory vote to approve the compensation of our named executive officers;

4.	The approval of an amendment to our Certificate of Incorporation to increase our authorized share capital by 50,000,000 shares of common stock;

5.	The approval of our Amended and Restated 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 9,500,000 to 18,000,000 and institute a cap on director equity compensation; and

6.	The transaction of any other business that may properly come before the 2016 Annual Meeting or any adjournment of the 2016 Annual Meeting.

Only those stockholders of record as of the close of business on March 31, 2016, are entitled to vote at the 2016 Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the 2016 Annual Meeting will be available for your inspection beginning May 9, 2016, at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 15, 2016. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2015 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you received a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the enclosed proxy card.

Submitting your proxy does not affect your right to vote in person if you decide to attend the 2016 Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the 2016 Annual Meeting. You may revoke your proxy at any time before it is exercised at the 2016 Annual Meeting by (i) delivering written notice to our General Counsel and Corporate Secretary, Brian Adams, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the 2016 Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the 2016 Annual Meeting.

When you submit your proxy, you authorize Gregory P. Madison and Brian Adams to vote your shares at the 2016 Annual Meeting and on any adjournments of the 2016 Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

Brian Adams

Corporate Secretary

April 15, 2016

Boston, Massachusetts

PRELIMINARY COPY FILED PURSUANT TO RULE 14a-6(a)

KERYX BIOPHARMACEUTICALS, INC.

One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210

Phone: (617) 466-3500

Fax: (617) 466-3501

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being made available via Internet access, beginning on or about April 15, 2016, to the owners of shares of common stock of Keryx Biopharmaceuticals, Inc. (the “Company,” “our,” “we,” or “Keryx”) as of March 31, 2016, in connection with the solicitation of proxies by our Board of Directors for our 2016 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 15, 2016, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2015. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will take place at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111 on Wednesday, May 25, 2016, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

Page
QUESTIONS AND ANSWERS	1
Q. Why did I receive an “Important Notice Regarding the Availability of Proxy Materials?”	1
Q. What is the purpose of the Annual Meeting?	1
Q. Who is entitled to vote at our Annual Meeting?	1
Q. How do I vote?	1
Q. What is a proxy?	1
Q. How will my shares be voted if I vote by proxy?	2
Q. How do I revoke my proxy?	2
Q. Is my vote confidential?	2
Q. How are votes counted?	2
Q. What constitutes a quorum at the Annual Meeting?	2
Q. What vote is required to elect our directors for a one-year term?	3
Q. What vote is required to ratify UHY LLP as our independent registered public accounting firm for the year ending December 31, 2016?	3
Q. How will the outcome of the non-binding advisory vote to approve the compensation of our named executive officers be determined?	3
Q. What vote is required to approve an amendment to our Certificate of Incorporation to increase our authorized share capital by 50,000,000 shares of common stock?	3
Q. What vote is required to approve our Amended and Restated 2013 Incentive Plan?	3
Q. What percentage of our outstanding common stock do our directors and executive officers own?	4
Q. Who was our independent public accountant for the year ended December 31, 2015? Will they be represented at the Annual Meeting?	4
Q. How can I obtain a copy of our annual report on Form 10-K?	4

CORPORATE GOVERNANCE	5
Our Board of Directors	5
Communicating with the Board of Directors	8
Audit Committee	8
Compensation Committee	9
Research and Development Committee	9
Nominating and Corporate Governance Committee	10
Code of Ethics	11

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	13
Audit Fees	13
Audit-Related Fees	13
Tax Fees	13
All Other Fees	13
Pre-Approval of Services	13

REPORT OF THE AUDIT COMMITTEE	15

OUR EXECUTIVE OFFICERS	16
Executive Officers	16

COMPENSATION DISCUSSION AND ANALYSIS	17
Executive Summary	17
Compensation Philosophy and Objectives	18
Determining Executive Compensation	18
Role of the Compensation Committee	18
Role of the Executives	18
Role of the Compensation Consultant	18
Benchmarking and Peer Group	19

Page
Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation	19
Elements of Compensation	20
Base Salary	21
Annual Cash Incentive Awards	21
Long-Term Equity Incentive Awards	22
Special Bonus Awards (milestone awards)	23
Other Benefits	25
Severance and Change-of-Control Benefits	25
Perquisites and Other Executive Benefits	25
2015 Executive Compensation	26
Compensation Committee Report	26

RISK ASSESSMENT OF COMPENSATION PROGRAMS	27

EXECUTIVE COMPENSATION	28
Summary Compensation Table	28
Grants of Plan-Based Awards For Fiscal Year 2015	29
Outstanding Equity Awards at 2015 Fiscal Year End	30
Option Exercises and Stock Vested in Fiscal Year 2015	32
Pension Benefits	32
Nonqualified Deferred Compensation	32
Potential Payments upon Termination or Change in Control	32
Equity Plans	33

DIRECTOR COMPENSATION	38
2015 Director Compensation	38

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	40

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	40

RELATED-PERSON TRANSACTIONS	40
Policy	40

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS	42

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES	44

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF UHY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45

PROPOSAL THREE: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	46

PROPOSAL FOUR: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL BY 50,000,000 SHARES OF COMMON STOCK	47

PROPOSAL FIVE: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2013 INCENTIVE PLAN AND AMENDMENT TO OUR THIRD AMENDED AND RESTATED DIRECTORS EQUITY COMPENSATION PLAN	49

ADDITIONAL INFORMATION	62
Householding of Annual Meeting Materials	62
Stockholder Proposals for Our 2016 Annual Meeting	62
Other Matters	62
Solicitation of Proxies	62
Incorporation of Information by Reference	62

-ii-

QUESTIONS AND ANSWERS

Q. Why did I receive an “Important Notice Regarding the Availability of Proxy Materials?”

A.	In accordance with Securities and Exchange Commission rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 25, 2016. The proxy statement is available at www.proxyvote.com.

Q. What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2016 Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of six directors to our Board of Directors for a term of one year, (ii) the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2016, (iii) an advisory vote to approve the compensation of our named executive officers, (iv) approve an amendment to our Certificate of Incorporation to increase our authorized share capital by 50,000,000 shares of common stock, (v) approve our Amended and Restated 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 9,500,000 to 18,000,000 and institute a cap on director equity compensation and (vi) the transaction of any other business that may properly come before the 2016 Annual Meeting or any adjournment thereof.

Q. Who is entitled to vote at our Annual Meeting?

A.	The record holders of our common stock at the close of business on the record date, March 31, 2016, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were 105,835,664 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning Monday, May 9, 2016, at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q. How do I vote?

A.	You may vote in person at the Annual Meeting, by use of a proxy card if you receive a printed copy of our proxy materials, via Internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated on the proxy card.

Q. What is a proxy?

A.	A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Gregory P. Madison, our Chief Executive Officer and Brian Adams, our General Counsel and Corporate Secretary, as your proxies. Mr. Madison and/or Mr. Adams may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q. How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2016, (iii) “FOR” the non-binding proposal to approve the compensation of our named executive officers, (iv) “FOR” the approval of an amendment to our Certificate of Incorporation to increase our authorized share capital by 50,000,000 shares of common stock, and (v) “FOR” the proposal to approve amendment to our 2013 Incentive Plan as well as our Third Amended and Restated Directors Equity Compensation Plan to increase the number of authorized shares issuable thereunder from 9,500,000 to 18,000,000 and institute a cap on director equity compensation. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q. How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	delivering written notice to our Corporate Secretary, Brian Adams, at our address above;

•	submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

•	attending the 2016 Annual Meeting and voting in person.

Q. Is my vote confidential?

A.	Yes. All votes remain confidential, unless you provide otherwise.

Q. How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Broker or nominee non-votes occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter. Brokers and nominees that hold your shares have authority to vote your unvoted shares only on the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2016 without receiving instructions from you.

Q. What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our amended and restated bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q. What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q. What vote is required to ratify UHY LLP as our independent registered public accounting firm for the year ending December 31, 2016?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2016. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter and, therefore, have no effect on the result of this vote.

Q. How will the outcome of the non-binding advisory vote to approve the compensation of our named executive officers be determined?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the non-binding advisory vote to approve the compensation of our named executive officers. Abstentions will have the same effect as a negative vote. Brokers and nominees have discretionary authority to vote your unvoted shares on this proposal. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non- votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter and, therefore, have no effect on the result of this vote. As an advisory vote, this proposal is not binding on Keryx, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee intend to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding executive compensation.

Q. What vote is required to approve an amendment to our Certificate of Incorporation to increase our authorized share capital by 50,000,000 shares of common stock?

A.	The affirmative vote of a majority of our common stock outstanding is required to approve the amendment to our Certificate of Incorporation to increase our authorized share capital by 50,000,000 shares of common stock. The effect of an abstention or a broker or nominee non-vote is the same as that of a vote against the proposal.

Q. What vote is required to approve our Amended and Restated 2013 Incentive Plan?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve our Amended and Restated 2013 Incentive Plan. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter and, therefore, have no effect on the result of this vote.

Q. What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of March 15, 2016, our directors and executive officers owned, or have the right to acquire, approximately 3.08% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 42 for more details.

Q. Who was our independent public accountant for the year ended December 31, 2015? Will they be represented at the Annual Meeting?

A.	UHY LLP is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2015. We expect a representative of UHY LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q. How can I obtain a copy of our annual report on Form 10-K?

A.	We have filed our annual report on Form 10-K for the year ended December 31, 2015, with the Securities and Exchange Commission. The annual report on Form 10-K is also included in the 2015 Annual Report to stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Brian Adams, or by email at info@keryx.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our amended and restated bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Currently, our Board of Directors consists of ten members. The following individuals are being nominated for election to our Board of Directors at the Annual Meeting and the size of our Board of Directors will be reduced to six members as of the Annual Meeting (See “Proposal 1—Election of Directors; Nominees”):

Name	Age	Position	Director Since
John P. Butler	51	Director	2015
Kevin J. Cameron	47	Director	2007
Steven Gilman	63	Director	2016
Gregory P. Madison	48	Director, President and Chief Executive Officer	2015
Daniel P. Regan	51	Director	2013
Michael Rogers	56	Director	2016

Michael P. Tarnok, our current Chairman of the Board of Directors, Joseph Feczko, Wyche Fowler, Jr. and Jack Kaye are not seeking re-election to our Board of Directors at the Annual Meeting and each will continue to serve in his current role on the Board of Directors until the expiration of his current term of office at the Annual Meeting.

The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board of Directors. The Board of Directors has determined that having a director who is not an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time. This structure allows the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. John P. Butler has been elected to serve as Chairman of the Board of Directors to begin at the Annual Meeting.

Keryx has a risk management program overseen by Gregory Madison, our Chief Executive Officer. Mr. Madison identifies material risks and prioritizes them for our Board of Directors. Our Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each.

The corporate governance standards adopted by the Nasdaq Stock Market, or Nasdaq, require that a majority of the members of our Board of Directors be “independent” as Nasdaq defines that term. Additionally, the Nasdaq rules require our Board of Directors to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board of Directors undertook its annual review of director independence on February 29, 2016. During the review, our Board of Directors considered relationships and transactions during 2015 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and our company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that John P. Butler, Kevin J. Cameron, Daniel P. Regan, Michael P. Tarnok, Joseph Feczko, Wyche Fowler, Jr., Jack Kaye, Steven Gilman, and Michael Rogers are independent under the criteria established by Nasdaq and by our Board of Directors. Our independent directors met four times during 2015 in sessions in which only the independent directors participated.

The following biographies set forth the names of our director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board of Directors. There is no family relationship between and among any of our executive officers or directors. Other than described under “Nominating and Corporate Governance Committee” below, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

John P. Butler, 51, has served on our Board of Directors since December 2015. John P. Butler has served as President, Chief Executive Officer, and member of the Board of Directors at Akebia since August 2013. Prior to joining Akebia, from 2011 until 2013, Mr. Butler served as the Chief Executive Officer of Inspiration Biopharmaceuticals, Inc. (“Inspiration”), a company focused on developing products for patients with hemophilia. Mr. Butler led the transactions that resulted in the sale of Inspiration’s hemophilia assets to Cangene Corporation and Baxter International in early 2013, for a total aggregate consideration that could exceed $1 billion. From 1997 to 2011, Mr. Butler held various positions at Genzyme Corporation, a biopharmaceutical company, most recently serving as President of the company’s rare genetic diseases business. From 2002 until 2010, Mr. Butler led Genzyme’s renal division. Prior to his work at Genzyme, Mr. Butler held sales and marketing positions at Amgen and Hoffmann-La Roche. Mr. Butler currently serves as a member of the Board of Trustees of the American Kidney Fund and a member of the Board of Directors of Relypsa, Inc., a publicly traded biopharmaceutical company. Mr. Butler received a BA in Chemistry from Manhattan College and an MBA from Baruch College, City University of New York. We believe that Mr. Butler is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Kevin J. Cameron, 46, has served on our Board of Directors since April 2007. Mr. Cameron has more than ten years of corporate governance experience. Mr. Cameron is currently Chief Executive Officer of Ionetix Corporation, a privately-held medical device company. Prior to joining Ionetix Corporation, Mr. Cameron was a co-founder and president of Glass Lewis & Co. LLC, a leading provider of corporate governance services to institutional investors. Previously, Mr. Cameron was employed in various capacities by Moxi Digital and NorthPoint Communications. Mr. Cameron started his career as an attorney with the law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C., and also served as a law clerk for the United States Court of Appeals for the District of Columbia Circuit. Mr. Cameron holds a law degree from the University of Chicago and an undergraduate degree from McGill University. We believe that Mr. Cameron is qualified to serve on our Board of Directors due to his legal background and years of service as one of our directors.

Steven Gilman, PhD, 63, has served on our Board of Directors since March 2016. Dr. Gilman is currently Board Chairman, and since March 2016, interim CEO, at ContraFect Corporation, a clinical stage, publically traded biotechnology company. Dr. Gilman was the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals which was acquired in January 2015 by Merck for $9.5B. Prior to joining Cubist, Dr. Gilman served as Chairman of the Board of Directors and CEO of ActivBiotics, a privately held biopharmaceutical company. Previously, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager of the Inflammation franchise. Prior to Millennium, he was Group Director at Pfizer Global Research and Development, where he was responsible for drug discovery for the allergy, respiratory, arthritis, immunology and antibacterials therapeutic areas. Dr. Gilman has also held scientific, business, and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School, and Connecticut College. Dr. Gilman currently serves on the board of directors of publicly traded companies Vericel Corporation and SCYNEXIS Inc., the Massachusetts Biotechnology Association and the Penn State University Biotechnology Advisory Board. Dr. Gilman received his M.S. and Ph.D. degrees in microbiology from Pennsylvania State University, his post-doctoral training at

Scripps Clinic and Research Foundation, and received a B.A. in microbiology from Miami University of Ohio. He is an author of over 60 publications and 7 US patents. We believe that Dr. Gilman is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Gregory P. Madison, 47, has served as the Company’s Chief Executive Officer since April 30, 2015, previously serving as its President and Chief Operating Officer. Mr. Madison joined Keryx in February 2014 from AMAG Pharmaceuticals (AMAG), where he served as the Executive Vice President and Chief Commercial Officer and in 2013 led the team to significant growth in net revenues. Prior to AMAG, Mr. Madison spent 12 years at Genzyme/Sanofi developing extensive commercial and general management expertise as he progressed into roles of increasing responsibilities and leadership, culminating in his most recent role as Vice President and General Manager of the Renal division. In this role, Mr. Madison led a global organization with three marketed products with combined revenues exceeding $1 billion. Mr. Madison’s prior experience in the Renal division included serving as Vice President and General Manager of the U.S. business; Vice President of U.S. sales; and Vice President of U.S. marketing where he led all pre-launch preparation for Renvela®, now the leading phosphate binder in the U.S. market. During his tenure with Genzyme, Mr. Madison also had roles in sales management, training, managed markets and reimbursement. Prior to joining Genzyme, Mr. Madison spent five years at Janssen Pharmaceuticals in sales and sales management roles, and began his career in the pharmaceutical industry in sales with Wyeth-Ayerst. He holds a Bachelor of Business Administration in Finance from the University of Massachusetts, Amherst. We believe that Mr. Madison is qualified to serve on our Board of Directors due to his knowledge and experience with the Company and extensive knowledge of the industry.

Daniel P. Regan, 50, has served on our Board of Directors since October 2013. Mr. Regan served as Chief Commercial Officer for Intercept Pharmaceuticals from 2013 until February 2015. Prior to his tenure at Intercept Pharmaceuticals, Mr. Regan held the position of Chief Commercial Officer at Inspiration Biopharmaceuticals from 2011 to 2012, where he was responsible for the development of a U.S. and EU commercialization strategy as well as an integrated commercial plan. From 2008 to 2011, Mr. Regan worked with Genzyme Corporation, where he served as Senior Vice President of U.S. PGH from 2010 to 2011, Senior Vice President of Renal from 2009 to 2010, and General Manager of Hectorol, Senior Vice President of the U.S. Renal Business from 2008 to 2009. Mr. Regan received his Bachelor of Arts in Economics from the University of Massachusetts in 1988. We believe that Mr. Regan is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Michael Rogers, 56, has served on our Board of Directors since March 2016. Mr. Rogers has been Chief Financial Officer (CFO) at Acorda Therapeutics since October 2013. Mr. Rogers is responsible for the Company’s Finance and Investor Relations departments. Mr. Rogers has more than 22 years of experience in the biopharmaceutical industry, serving as CFO of four healthcare companies prior to joining Acorda Therapeutics. Most recently, he was the Executive Vice President and CFO of BG Medicine, Inc. Prior to that, Mr. Rogers was the CFO of Indevus Pharmaceuticals until the company’s sale to Endo Pharmaceuticals. He also served as CFO at Advanced Health Corporation and Autoimmune Inc. Prior to his roles as CFO, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. Mr. Rogers received his B.A. from Union College, and an M.B.A. from the Darden School of Business at the University of Virginia. He currently serves on the Board of Directors for pSivida Corp, a publically traded biopharmaceutical company. We believe Mr. Rogers is qualified to serve on our Board of Directors due to his financial expertise and executive leadership.

During 2015, our Board of Directors held eight meetings. During 2015, each incumbent director standing for election attended 100% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee, the Research and Development Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each annual meeting of stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors attended the 2015 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board of Directors has established a process by which stockholders can send communications to the Board of Directors. You may communicate with the Board of Directors as a group, or to specific directors, by writing to Brian Adams, our Corporate Secretary, at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210. The Corporate Secretary will review all such correspondence and regularly forward to the Board of Directors a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@keryx.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Jack Kaye, Joseph Feczko, M.D., Michael Rogers, and Michael Tarnok. Following the Annual Meeting, we expect the Audit Committee will be chaired by Michael Rogers.

The Audit Committee held four meetings and took no actions by written consent during the fiscal year ended December 31, 2015. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Amended and Restated Charter of the Audit Committee is available on our website, located at www.keryx.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board of Directors has determined that Mr. Kaye and Mr. Rogers are “audit committee financial experts,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Following the Annual Meeting, we expect Mr. Rogers will be the “audit committee financial expert.”

The Report of the Audit Committee can be found on page 15 of this proxy statement.

Compensation Committee

The Compensation Committee currently consists of Kevin J. Cameron, Wyche Fowler, Jr. and Michael Tarnok. Following the Annual Meeting, we expect the Compensation Committee will continue to be chaired by Kevin J. Cameron.

The Compensation Committee held three meetings and took six actions by unanimous written consent during the fiscal year ended December 31, 2015. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.keryx.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company, determining the overall compensation of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company and administering all executive compensation programs, including, but not limited to, our incentive and equity- based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. In making compensation determinations, the Compensation Committee reviews competitive market data provided by Radford, the Compensation Committee’s independent compensation consultant. See the discussion under “Compensation Discussion and Analysis” below for more information about the Compensation Committee’s use of Radford. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s 2013 Incentive Plan, to a special committee consisting of one or more directors who may, but need not, be officers of the Company. On October 4, 2013, the Compensation Committee delegated such authority to the Chairman of the Compensation Committee, Kevin J. Cameron.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

The Compensation Committee report can be found on page 26 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis on page 17 of this proxy statement.

Research and Development Committee

The Research and Development Committee currently consists of Joseph Feczko, M.D., Gregory Madison, Steven Gilman, Daniel Regan and Michael Tarnok. Following the Annual Meeting, we expect the Research and Development Committee to be chaired by Dr. Gilman.

The Research and Development Committee did not meet during the fiscal year ended December 31, 2015. The duties and responsibilities of the Research and Development Committee are set forth in the Charter of the Research and Development Committee. A copy of the Charter of the Research and Development Committee is available on our website, located at www.keryx.com. As discussed in its charter, among other things, the duties and responsibilities of the Research and Development Committee include assisting our Board of Directors in understanding any evolving issues around the conduct of our clinical trials programs, assisting our Board of

Directors in understanding the status of and progress towards completion of manufacturing requirements, advising our management, as needed, on aspects of clinical trial, manufacturing process development and regulatory strategies, and providing our management with advice regarding potential licensing opportunities (both in- and out-licensing).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee Wyche Fowler, Jr. (Chairman), Kevin J. Cameron, Jack Kaye, and Daniel P. Regan. Following the Annual Meeting, we expect the Nominating and Corporate Governance Committee to be chaired by Daniel P. Regan.

The Nominating and Corporate Governance Committee held two meetings and did not act by written consent during the fiscal year ended December 31, 2015. Under its charter, the Nominating and Corporate Governance Committee:

•	Shall consist of at least three independent members of the Board of Directors who satisfy the independence requirements of the Nasdaq;

•	Shall be appointed by the Board of Directors and serve at their discretion; and

•	Shall meet not less than twice per year.

The Nominating and Corporate Governance Committee’s charter is available on our website. The charter sets forth the Nominating and Corporate Governance Committee’s responsibilities, which include establishing procedures for identifying and evaluating potential nominees for director and for recommending to the Board of Directors potential nominees for election and periodically reviewing and reassessing the adequacy of our corporate governance practices and policies to determine whether any changes are appropriate and recommending any such changes to the Board of Directors for its approval. The candidates proposed for election in Proposal No. 1 of this Proxy Statement were unanimously recommended by the Nominating and Corporate Governance Committee to the Board of Directors.

The Nominating and Corporate Governance Committee identifies potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. The Nominating and Corporate Governance Committee may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders for nomination to our Board of Directors. A stockholder who wishes to recommend a candidate for nomination to our Board of Directors must submit such recommendation to our Corporate Secretary, Brian Adams, at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board of Directors must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of Keryx common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board of Directors as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. The Nominating and Corporate Governance Committee evaluates all candidates to our Board of Directors by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board of Directors, such candidate is interviewed by the Nominating and Corporate Governance Committee and our Chief Executive Officer. Other members of the Board of Directors also have an opportunity to interview qualified candidates. The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the Nominating and Corporate Governance Committee is considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. The manner in which the Nominating and Corporate Governance Committee evaluates a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board of Directors: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board of Directors; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board of Directors and the evolving needs of our business. We believe that each of the director nominees have the requisite business, biopharmaceutical, financial and/or managerial experience to serve as a member of the Board of Directors, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board of Directors has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

In connection with our issuance and sale of $125 million of Convertible Senior Notes due 2020, or the Notes, in October 2015 to funds managed by The Baupost Group, L.L.C, or Baupost, we have agreed to appoint one individual designated by Baupost to our Board of Directors. In addition, for so long as Baupost owns twenty percent (20%) of more of our outstanding common stock, we will nominate and recommend Baupost’s designee for election at each annual meeting of stockholders at which Baupost’s designee’s term of office is set to expire. Baupost may remove its designee from our Board of Directors, and appoint another person as its designee. In the event of the death, resignation, retirement or vacation of office of Baupost’s designee due to any other reason, then Baupost may appoint another person as its designee. If there is a vacancy on our Board of Directors as a result of Baupost’s designee’s failure to obtain the requisite approval of our stockholders necessary for election at any annual or special meeting of stockholders, and where no other individual is elected to fill such vacancy, Baupost shall have the right to designate another designee to fill such vacancy, and we shall take all actions necessary to appoint such individual to our Board of Directors. John P. Butler was appointed to the Board of Directors in December 2015 and has been nominated for re-election to the Board of Directors at the Annual Meeting pursuant to the foregoing right of Baupost to designate a member of our Board of Directors and after consideration by the Nominating and Corporate Governance Committee and the Board of Directors of the factors discussed above and Mr. Butler’s qualifications to serve on the Board of Directors.

We do not have a formal policy in place with regard to the consideration of diversity in considering candidates for our Board of Directors, but the Board of Directors strives to nominate candidates with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills and expertise to oversee our business.

Code of Ethics

We have adopted a Code of Conduct and Ethics, or the Code, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Conduct and Ethics on our website, located at www.keryx.com. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

UHY LLP (“UHY”), the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2015, December 31, 2014 and December 31, 2013, has served as our independent registered public accounting firm since 2009. We expect a representative of UHY to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board of Directors has asked the stockholders to ratify the selection of UHY as our independent registered public accounting firm. See Proposal Two: Ratification of Appointment of UHY as Our Independent Registered Public Accounting Firm on page 45 of this proxy statement. The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining UHY’s independence. All proposed engagements of UHY, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended December 31, 2015 and December 31, 2014, UHY billed us an aggregate of approximately $386,184 and $329,871 respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and our registration statement filings.

Audit-Related Fees

For the fiscal years ended December 31, 2015 and December 31, 2014, we were not billed by UHY for any fees for audit-related services reasonably related to the performance of the audit and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2015 and December 31, 2014, we were not billed by UHY for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2015 and December 31, 2014, we were not billed by UHY for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

•	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services that we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and UHY LLP, our independent registered public accounting firm for the year ended December 31, 2015, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to the Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB), or AS 16. AS 16 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;

•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of UHY LLP, including the written disclosures made by UHY LLP to the Audit Committee, as required PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

The Audit Committee reviewed its written charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee of the Board of Directors

Jack Kaye, Chairperson

Michael P. Tarnok

Joseph Feczko, M.D.

Dated February 24, 2016

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Gregory P. Madison	47	Chief Executive Officer, President and Director
Scott A. Holmes	41	Chief Financial Officer and Treasurer
Brian Adams	42	General Counsel and Corporate Secretary
John F. Neylan	63	Chief Medical Officer

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Madison is presented in connection with “Corporate Governance” beginning on page 5 of this proxy statement.

Scott A. Holmes, CFA, 41, joined Keryx in July 2015 bringing nearly 20 years of life sciences and financial management expertise to the Company. Mr. Holmes joined the company from AMAG Pharmaceuticals where he most recently served as Senior Vice President, Finance and Investor Relations during a period of high growth driven by acquisitions and public financings. Prior to AMAG, from 2009 to 2011, he was Vice President of Finance and Treasurer of Molecular Biometrics Inc., a commercial stage medical diagnostics company and Vice President of Finance & Administration of On-Q-ity Inc., an oncology diagnostics company. Prior to 2009, he spent five years at Dynogen Pharmaceuticals, Inc., a privately held pharmaceutical company, where he was Vice President Finance & Administration and Treasurer. Mr. Holmes previously was a senior auditor with Ernst & Young, LLP and earned his Certified Public Accountant certificate in the Commonwealth of Massachusetts. He holds a dual M.S/M.B.A degree from Northeastern University Graduate School of Business Administration and B.A. in History from Middlebury College.

Brian Adams, JD, 42, joined Keryx in 2014, bringing significant legal and business management experience within the pharmaceutical industry to the Company. As Keryx’s General Counsel, he oversees all legal, compliance and intellectual property matters. He also holds responsibility for core functions, including manufacturing, information technology and alliance management. Mr. Adams joined the Company from Algeta ASA, a commercial stage oncology company, where he served as its General Counsel, with oversight of all global legal matters, corporate governance, alliance management and strategic transactions, including the highly successful launch of Xofigo® in prostate cancer, resulting in a $2.9 billion acquisition bid for Algeta by Bayer AG. Prior to joining Algeta in 2012, Mr. Adams spent six years as an in-house counsel for Genzyme Corporation and AVEO Oncology. Throughout his career, Mr. Adams has provided domestic and international legal support for product development, operations, commercialization, securities, healthcare compliance and licensing/M&A transactions. Prior to joining Genzyme, Mr. Adams practiced in the Boston office of Bingham McCutchen LLP, where he advised private equity sponsors, biotech and other emerging technology companies on a broad range of corporate matters and financing transactions. Mr. Adams received a B.A. from Harvard University and a law degree (J.D.) from the Catholic University of America’s Columbus School of Law.

John F. Neylan, MD, 63, has served as our Chief Medical Officer since April 2015. Dr. Neylan has more than fifteen years of experience in biopharmaceutical research and clinical development. Dr. Neylan was formerly Senior Vice President, Clinical Development of Genzyme Corporation, a company focused on the development and delivery of transformative therapies for patients affected by rare and debilitating diseases from May 2008 to April 2015. Prior to joining Genzyme Corporation, Dr. Neylan served as Vice President, Research & Development of Wyeth Research, where he was responsible for clinical development of various therapeutics from October 2000 to May 2008. Prior to this, Dr. Neylan served as a professor of medicine at Emory University in Atlanta, Georgia. Dr. Neylan holds a degree in medicine from Rush Medical School and an undergraduate degree from Duke University.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in 2015 to the following individuals, whom we refer to as our named executive officers, or NEOs:

•	Gregory P. Madison, who was appointed as our President and Chief Executive Officer in March 2015, and has been one of our executives since 2014;

•	Scott A. Holmes, who was appointed our Chief Financial Officer and Treasurer in July 2015;

•	John F. Neylan, who was appointed our Chief Medical Officer in April 2015;

•	Brian Adams, who has served as our General Counsel since April 2014 and has been a Named Executive Officer since March 2015;

•	Ron Bentsur, who served as our Chief Executive Officer until March 2015 and as an executive since 2009 and from 2003-2006; and

•	James F. Oliviero, who served as our Chief Financial Officer and Treasurer from 2009 to July 2015.

Executive Summary

As further described below, our Compensation Committee reviews competitive market data provided by Radford, the Compensation Committee’s independent compensation consultant. The Compensation Committee targets base salary and annual cash incentive bonuses for our NEOs at the 50th percentile of a peer group the Compensation Committee selects in consultation with Radford. The same compensation philosophies discussed below, were used in determining the initial compensation of our new NEOs.

Our key compensation decisions for 2015 included the following:

•	The Compensation Committee increased Gregory Madison’s annual base salary from $400,000 to $525,000 when he was appointed CEO in March 2015. In addition Mr. Madison’s target annual cash bonus potential went from 50% to 60%.

•	John F. Neylan was appointed Chief Medical Officer in April 2015. The Compensation Committee determined an annual base salary of $400,000 with a target bonus potential of 40% for Dr. Neylan.

•	Scott A. Holmes was appointed Chief Financial Officer in August 2015. The Compensation Committee determined an annual base salary of $350,000 with a target bonus potential of 40% for Mr. Holmes.

•	The Compensation Committee determined that the Company achieved 45% of its corporate goals for 2015 and, based on this performance approved an annual incentive bonus of 27% of base salary for our CEO and annual incentive bonuses ranging from 13% to 19% of base salary for our other NEOs, representing approximately 45% of the NEOs’ target bonuses for 2015.

•	The Compensation Committee increased base salaries for each of our NEOs effective February 1, 2016, ranging from a 3.0% to 5.0% increase. This increase was based in part on the Compensation Committee’s review of industry trends in base salary increases as well as individual performance reviews of the NEOs.

•	In 2016, the NEOs received grants of both stock options and restricted stock, the amounts of which were based in part on each NEO’s position in the Company and in part on his individual achievements in 2015.

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create long-term sustained stockholder value by acquiring, developing and commercializing pharmaceutical products for the treatment of renal disease. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The driving philosophy and objectives behind our executive compensation programs are:

•	to ensure that our executives’ total compensation levels are competitive with peer companies so that we can attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employee to achieve our business goals; and

•	to reflect our “pay for performance” culture.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation program, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our NEOs. Information about the Compensation Committee and its composition and responsibilities can be found on page 9 under the caption “Compensation Committee.” The Board of Directors review all decisions of the Compensation Committee.

Role of the Executives

Our Chief Executive Officer develops recommendations regarding the compensation levels for our other executives based upon a subjective assessment of their individual performance during the prior year and overall trends in the marketplace. In addition, each year, management delivers to the Compensation Committee a set of proposed corporate goals and objectives that management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. These recommendations and proposed goals and objectives are reviewed, modified if deemed appropriate, and approved by the Compensation Committee.

Role of the Compensation Consultant

To ensure that our executives’ total compensation levels are competitive, our Compensation Committee, in consultation with its independent advisors and our senior management, periodically reviews the compensation policies and practices of other companies in our peer group.

In October 2015, the Compensation Committee engaged Radford, an Aon Hewitt Company, to conduct a comparative analysis of our executive compensation program. The Compensation Committee evaluated the independence of Radford in light of SEC rules and Nasdaq listing standards, which require consideration of the following factors:

•	whether any other services are provided to the Company by the consultant;

•	the fees paid by the Company as a percentage of the consulting firm’s total revenue;

•	the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;

•	any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee;

•	any company stock owned by the individual consultants involved in the engagement; and

•	any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that the engagement of Radford and the services provided to the Compensation Committee by Radford did not raise any conflict of interest.

Benchmarking and Peer Group

Radford’s review of executive compensation included a comparison of salary, bonus and other forms of compensation, including stock based compensation, for a peer group of 19 publicly-traded companies in the biotechnology industry that were identified by Radford as being comparable to the Company in size, stage of development, location and operation. Radford also considered competitive market data from a proprietary broad survey of life science companies between 50-470 employees and a market capitalization between $200 million and $2 billion.

The peer group members included:

Aegerion Pharmaceuticals, Inc.	AMAG Pharmaceuticals, Inc.	Arena Pharmaceuticals, Inc.
BioCryst Pharmaceuticals, Inc.	Celldex Therapeutics	CTI BioPharma Corp.
Exelixis, Inc.	Halozyme, Inc.	ImmunoGen, Inc.
Ligand Pharmaceuticals, Inc.	Momenta Pharmaceuticals, Inc.	Ocular Therapeutix, Inc.
Omeros Corporation	Osiris Therapeutics, Inc.	Progenics Pharmaceuticals, Inc.
Raptor Pharmaceuticals, Inc.	Vanda Pharmaceuticals, Inc.	VIVUS, Inc.
XenoPort, Inc.

Changes were made to the 2014 peer group, which captured companies with less than 150 employees and a market capitalization between $500 million and $3 billion, to align with the employee and market capitalization criteria set forth above. Four companies from the 2014 peer group were dropped because they had market capitalization significantly above the maximum criteria. Five companies from the 2014 peer group were dropped because compensation data is no longer available, as these companies were acquired.

Radford concluded that overall, cash compensation among the Named Executive Officers is competitive with the market 50th percentile. On average, base salaries and target total cash trail the market 50th percentile by 5% and 7%, respectively. As 3 of the 4 Named Executive Officers were either recent promotions or new hires, Radford did not compare the ongoing equity award to market.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2015 annual meeting of stockholders, approximately 95% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2015 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy stockholder support.

In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program, with an emphasis on short and long-term incentive compensation that rewards our senior executives when they successfully achieve our corporate goals and objectives and, in turn, deliver value for our shareholders. As described below, in 2015 the Compensation Committee increased our executives’ salaries, which it believes provided a more competitive pay package when compared to the market median. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Elements of Compensation

Our compensation program is designed to reward NEOs based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which pre-set goals are met, which generally include the achievement of specified operational and financial goals; specific research, clinical, regulatory, commercial or compliance milestones; and business development and financing initiatives. No specific formula is used in regard to the allocation of the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate a payment that otherwise might be payable to our executives based upon unforeseen events occurring during the year or its assessment of the Company’s or our executives’ performance in general.

The 2015 compensation package offered to each named executive officer is comprised of a combination of:

•	base salary;

•	annual cash incentive awards;

•	long-term equity incentive awards;

•	special bonus awards (milestone awards);

•	other benefits, such as health, dental, and retirement plans;

•	severance and change-of-control agreements.

Base Salary

Base salary levels are generally designed to provide fixed annual cash compensation that are competitive with base salary levels provided to executives of similar position, responsibility, experience, qualifications, and performance, to the extent such comparable positions exist. Additionally, the base salary levels allows us to recruit and retain the best qualified executives in a very competitive market for talent in the biotechnology and pharmaceuticals sectors, and provide executives with reasonable predictability regarding their basic annual standard of living. Base salaries of executives are reviewed annually as part of our annual review process in light of the executive’s individual performance and the Company’s performance during the prior year as well as the then current competitive conditions. We believe that it is appropriate during most years to provide an upward adjustment to executive salaries if the executive’s performance warrants such adjustment, our financial condition permits, and/or in order to adhere to our executive compensation philosophy of maintaining base salary levels near the 50th percentile as compared to our peers.

Name and Principal Position	Year	($)(5)
Gregory Madison(1)	2016	540,750
President and Chief Executive Officer	2015	517,788
	2014	358,333

Scott A. Holmes(2)	2016	360,500
Chief Financial Officer and Treasurer	2015	141,346

Brian Adams(3)	2016	357,000
General Counsel and Corporate Secretary	2015	333,269

John F. Neylan(4)	2016	412,000
Chief Medical Officer	2015	266,154

Ron Bentsur	2015	191,615
Former President and Chief Executive Officer	2014	491,667

James F. Oliviero	2015	286,385
Former Chief Financial Officer and Treasurer	2014	348,333

(1)	Mr. Madison joined us in February 2014, therefore Mr. Madison’s 2014 salary reflected a pro-rated amount for the time he was employed by the company in 2014. Mr. Madison’s 2015 reflects a salary increase for Mr. Madison to $525,000 as of January 11, 2015.
(2)	Mr. Holmes joined us in July 2015, therefore Mr. Holmes’ 2015 salary reflects a pro-rated amount for the time he was employed by the Company in 2015.
(3)	Mr. Adams joined us in April 2014. Mr. Adams’ 2015 salary reflects a salary increase for Mr. Adams to $340,000 as of March 1, 2015.
(4)	Dr. Neylan joined us in April 2015, therefore Dr. Neylan’s 2015 salary reflects a pro-rated amount for the time he was employed by the Company in 2015.
(5)	2016 salaries represent current base salaries.

Annual Cash Incentive Awards

Under our annual incentive cash bonus program, corporate goals are proposed by management and approved by the Compensation Committee. The weight given to the various Company goals is based on the Compensation Committee’s and the Board’s subjective determination of the Company’s relative strategic and operating priorities for the upcoming fiscal year. Whenever possible, the Compensation Committee attempts to develop quantitative measures of performance to provide clarity throughout the year as to how the Company is progressing against its goals.

Our 2015 annual incentive awards (both cash and equity) were based, in large part, upon the achievement of corporate performance goals, which included a combination of commercial, operational, clinical and regulatory goals related to our products as well as other corporate goals, and were achieved at an aggregate level of 45%. The corporate performance goals and objectives used to determine annual incentive awards in 2015 were as follows:

Goal(s)	Weight	2015 Performance
Pre-determined U.S. Net Sales Goal for Auryxia	20%	0%
Pre-determined U.S. Market Share Goal for Auryxia in Q4 2015	15%	0%
Achievement of Pre-determined Percentage of Medicare Part D Access	20%	50%
Formulation and Execution of EU Commercialization Strategy	15%	33%
Complete Enrollment of CKD-IDA Study	10%	100%
Regulatory Approval of Additional Contract Manufacturer	15%	100%
Development of 5-year Strategic Plan	5%	100%

Total	100%

The NEOs’ annual cash incentive awards were based entirely upon the Company’s performance against pre-established corporate goals and objectives, which are discussed above. The actual amounts paid to the executives pursuant to their annual cash incentive awards are detailed below and reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

Name(1)	Target Bonus Potential as a Percentage of Base Salary		2015 Bonus Payment ($)	Percentage of 2015 Base Salary	Percentage of Target Bonus
Gregory Madison	60	%(2)	141,750	27%	45%
Scott A. Holmes	40%		27,100	19%	45%
Brian Adams	40%		61,200	18%	45%
John F. Neylan	40%		49,900	13%	45%

(1)	In 2015, per the terms of their employment agreements, Mr. Bentsur and Mr. Oliviero were not eligible for an annual cash incentive award.
(2)	Mr. Madison’s target bonus potential increased from 50% to 60% in 2015 when he was named CEO. The other NEOs all had a target bonus potential of 40%.

Long-Term Equity Incentive Awards

Compensation for employees, including NEOs, also includes equity awards designed to align the long-term interests of our employees and our stockholders, to reward the achievement of individual performance goals and to assist in the retention of executives. We believe that equity compensation is a critical component of competitive compensation in the industry in which we operate. We generally provide for annual grants of stock options and restricted stock to our NEOs. We generally utilize a high percentage of options for our long term incentive compensation as we view this vehicle, in our industry, to be the purest form of performance-based incentive compensation. Options are only valuable if our executives can increase the value of the Company. The value of options depends on our executives increasing the value of the Company. Furthermore, we generally have at least one outstanding performance-based grant of restricted stock in place for our executives. Performance-based equity grants are designed with conditions we expect will require several years to attain, such as receipt of approval for a specific product from a governmental agency.

After consideration of our 2014 corporate goals and objectives, and a subjective consideration of each NEO’s individual performance during 2014, the Compensation Committee granted each NEO, on January 4, 2015, the following:

Name	Number of Shares of Common Stock Underlying Stock Options(1)	Shares of Restricted Common Stock(2)
Gregory Madison	67,750	33,875
Brian Adams	47,750	23,875
Ron Bentsur	134,750	67,375
James F. Oliviero	47,750	23,875

(1)	1/3 of these options vest on the first anniversary of the grant date and an additional 1/12 vest at the end of each successive three-month period thereafter.
(2)	These shares of common stock are restricted stock, pursuant to which 1/3 vest and become free from forfeiture on the first anniversary of the grant date and an additional 1/12 of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

The following table represents the grants made for each new hire NEO in 2015:

Name	Number of Shares of Common Stock Underlying Stock Options(1)	Shares of Restricted Common Stock
John F. Neylan	90,000	45,000	(2)
Scott A. Holmes	100,000	52,500	(3)

(1)	1/3 of these options vest on the first anniversary of the grant date and an additional 1/12 vest at the end of each successive three-month period thereafter.
(2)	These shares of common stock are restricted stock, pursuant to which 1/3 vest and become free from forfeiture on the first anniversary of the grant date and an additional 1/12 of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.
(3)	These shares of common stock are restricted stock, pursuant to which 7,500 vested on the grant date and 45,000 shares grant as follows: 1/3 of the shares vest and become free from forfeiture on the first anniversary of the grant date and an additional 1/12 of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

Special Bonus Awards (milestone awards)

Mr. Madison. Upon the initial hire of Mr. Madison as COO and his subsequent promotion to CEO in March 2015, and pursuant to the terms of his 2014 and 2015 employment agreements, he was granted certain stock options and restricted stock, which we refer to as the “Madison Milestone Options” and “Madison Milestone Restricted Stock”, respectively.

The Madison Milestone Options may vest as follows; provided that Mr. Madison remains employed by us during such vesting period and subject to other terms and conditions in the award agreement:

•	30,000 options will vest upon reported net sales for Auryxia of $25 million or more in a calendar quarter.

•	30,000 options will vest upon reported net sales for Auryxia of $50 million or more in a calendar quarter.

•	40,000 options will vest upon reported net sales for Auryxia of $75 million or more in a calendar quarter.

The Madison Milestone Restricted Stock may vest as follows; provided that Mr. Madison remains employed by us during such vesting period and subject to other terms and conditions in the award agreement:

•	275,000 shares of restricted stock will vest and become free from forfeiture when Auryxia is number one in market share for phosphate binders in the dialysis market for two (2) consecutive calendar quarters.

•	125,000 shares of restricted stock will vest and become free from forfeiture if the Company meets its 2016 net sales milestone, which milestones were set as of February 8, 2015.

•	125,000 shares of restricted stock will vest and become free from forfeiture upon the FDA approval of Auryxia in the treatment of iron deficiency anemia in patients with stages 3 – 5 non-dialysis dependent CKD resulting from the phase 3 clinical study initiated in September 2014.

The Madison Milestone Options and Madison Milestone Restricted Stock will vest in full upon a change in control of the Company.

All NEOs. In March 2016, the Compensation Committee granted certain stock options, which awards are subject to the approval of the Amended and Restated 2013 Plan by our stockholders at the Annual Meeting, which we refer to as the “NEO Milestone Options.” The NEO Milestone Options may vest as follows; provided that such NEO remains employed by us during such vesting period and subject to other terms and conditions in the award agreement:

Name	Number of Stock Options
Gregory Madison	761,250	(1)
Scott A. Holmes	376,250	(2)
Brian Adams	243,750	(3)
John F. Neylan	243,750	(4)

(1)	With respect to (i) up to 455,000 of the options, 50% vest upon approval by the U.S. Food and Drug Administration, or the FDA, of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of iron deficiency anemia, or IDA, in patients with Stage 3-5 dialysis and non-dialysis dependent chronic kidney disease, or NDD-CKD and 50% vest one year thereafter and (ii) up to 306,250 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(2)	With respect to (i) up to 220,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 156,250 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(3)	With respect to (i) up to 150,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 93,750 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(4)	With respect to (i) up to 150,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 93,750 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.

Regarding our named executive officers’ stock grants, see the “Summary Compensation Table,” the “Grants of Plan-Based Awards Table”, “Outstanding Equity Awards at 2015 Fiscal Year End” table and Proposal Five. Awards based upon consideration of 2015 performance were granted on January 28, 2016.

Other Benefits

Our executives are eligible to participate in all benefit programs on the terms made generally available to our employees, including medical insurance, dental insurance, payment of life insurance premiums, disability coverage, and participation in our retirement benefits, which are limited to a defined contribution—a 401(k) plan, subject to all applicable limitations under the plan. We make matching contributions to the 401(k) plan. The formula for determining the amount of our matching contributions is the same for our NEOs as for our other employees (and are subject to the same statutory maximum), but the actual contributions made to the accounts of our NEOs generally are at the top end of the range, due to the executives’ higher salaries and correspondingly higher cash contribution levels. We do not provide any other retirement benefits to our NEOs.

Compensation Recovery Policy

In 2016, the Compensation Committee adopted an Incentive Compensation Clawback/Recoupment Policy that is applicable to our NEOs and other members of senior management. The policy provides that the Compensation Committee may require a covered person who engages in detrimental conduct (e.g., committing a felony, gross negligence or willful misconduct with respect to our financial statements) to reimburse us for all, or a portion of, any bonus, incentive payment, equity-based award or other compensation received by him or her. In addition, if we need to restate our reported financial results to correct a material accounting error due to material noncompliance with a financial reporting requirement under the U.S. securities laws, the Compensation Committee may seek to recover or cancel the excess portion of incentive compensation paid (including through vesting of equity awards) during the 36-month period preceding the filing of the restatement that is deemed by us to be unearned.

Severance and Change-of Control Benefits

The employment agreements that are in place for each NEO provide for, among other things, payment and benefits upon certain terminations of employment. We believe these agreements are an important component in our effort to recruit and retain these executives, particularly for a company at our stage of development and in our relatively high-risk industry.

The Board of Directors believes that the change in control benefits described above were in the best interests of the Company and its stockholders to assure that the Company had the continued dedication of NEOs, notwithstanding the possibility, threat or occurrence of a change in control of the Company.

In connection with the transition of the finance function of the Company, the Company entered into an employment agreement with Mr. Oliviero on February 26, 2015. The employment agreement terminated on October 1, 2015. Under the employment agreement, Mr. Oliviero, at the conclusion of his employment period, was entitled to receive a lump cash severance equal to 12 months’ base salary, plus an amount equal to 12 months’ premiums under the Company’s group healthcare plan. In addition, his options and restricted stock awards accelerated in full, and his options remain exercisable for a period of nine months, or if earlier, the normal expiration date of the options. This employment agreement replaced the Company’s change-in-control agreement with Mr. Oliviero.

For more information on these agreements, see the “Potential Payments upon Termination or Change in Control” section beginning on page 32 of this proxy statement.

Perquisites and Other Executive Benefits

We do not offer our NEOs any perquisites or other executive benefits.

2015 Executive Compensation

On January 11, 2015, the Company announced that the Chief Executive Officer role would be transitioning from Mr. Bentsur to Mr. Madison prior to the expiration of Mr. Bentsur’s employment contract on May 20, 2015. On March 10, 2015, the Compensation Committee approved a new employment agreement for Mr. Madison, pursuant to which he would assume the role of the Company’s CEO by May 20, 2015. Under this agreement, Mr. Madison’s base salary increased to $525,000 per year on March 10, 2015 and Mr. Madison received retroactive pay for the increase in salary from January 11, 2015 through March 10, 2015, and his annual cash incentive opportunity will be up to 60% of his base salary, conditioned on achievement against performance goals established by the Compensation Committee. The Compensation Committee may increase Mr. Madison’s salary in future years in its sole discretion. His agreement also provides for cash severance payments if the Company terminates his employment without cause, or if he resigns for good reason, as such terms are defined in the agreement, equal to (i) twelve (12) months of pay based on his base salary as of the date of termination, and (ii) a severance bonus equal to a portion of the target annual bonus, pro-rated based on the period of his employment in the terminal year of employment through the date of termination. In connection with Mr. Madison’s promotion to CEO, he was granted 550,000 shares of restricted stock that vest upon certain performance-based milestones, conditioned upon Mr. Madison’s continued employment. He was also granted 400,000 options that vest according to the following schedule: one-third on January 11, 2016, and one- twelfth will vest on each of April 11, 2016, July 11, 2016, October 11, 2016, January 11, 2017, April 11, 2017, July 11, 2017, October 11, 2017, and January 11, 2018.

On February 27, 2015, the Company announced a planned consolidation of its finance and accounting function into its Boston office and that Mr. Oliviero would be leaving Keryx by October 2015.

In connection with this transition, the Company entered into an employment agreement with Mr. Oliviero on February 26, 2015. The employment agreement terminated on October 1, 2015. Under the employment agreement, Mr. Oliviero received an annualized base salary of $365,000 and was entitled to participate in the Company’s incentive and other benefit programs during the remainder of his employment with the Company. At the conclusion of his employment period, he received a lump sum cash severance payment equal to 12 months’ base salary, plus an amount equal to 12 months’ premiums under the Company’s group healthcare plan. In addition, his options and restricted stock awards accelerated in full, and his options will remain exercisable for a period of nine months, or if earlier, the normal expiration date of the options. This employment agreement replaced the Company’s change-in-control agreement with Mr.  Oliviero.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

By the Compensation Committee of the Board of Directors

Kevin Cameron, Chairperson

Wyche Fowler, Jr.

Michael Tarnok

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. Management and the Compensation Committee reviewed the Company’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate business risks. In conducting this assessment, the Compensation Committee considered, among other things, the performance objectives used in connection with these incentive awards and the features of the Company’s compensation program that are designed to mitigate compensation- related risk. The Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2013, 2014 and 2015. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 17 of this proxy statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)(7)	Stock Awards ($)(8)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($)(10)	Total ($)
Gregory Madison(11)	2015	517,788	(1)	—	485,768	5,135,484	141,750	7,950	6,288,740
Chief Executive Officer and President	2014	358,333		—	1,292,850	1,170,970	179,178	4,621	3,005,952

Scott A. Holmes	2015	141,346	(2)	—	402,150	565,500	27,100	—	1,136,096
Chief Financial Officer and Treasurer

Brian Adams	2015	333,269	(3)	—	342,368	514,984	61,200	7,950	1,259,771
General Counsel and Secretary

John F. Neylan	2015	266,154	(4)	—	518,400	769,140	49,900	—	1,603,594
Chief Medical Officer

Ron Bentsur(5)	2015	191,615		—	966,158	1,453,279	—	—	2,611,052
Former Chief Executive Officer	2014	491,667		—	7,686,097	639,113	344,500	—	9,161,377
	2013	300,000		175,000	4,205,500	144,525	225,000	—	5,050,025

James F. Oliviero(6)	2015	286,385		—	342,368	514,984	—	421,748	1,565,485
Former Chief Financial Officer	2014	348,333		—	732,219	546,167	146,000	—	1,772,719
	2013	265,000		140,000	1,644,186	107,654	106,000	—	2,262,840

(1)	Reflects a salary increase for Mr. Madison to $525,000 as of January 11, 2015, as described in our Compensation Discussion and Analysis.
(2)	Mr. Holmes joined us in July 2015, therefore Mr. Holmes’ 2015 salary reflects a pro-rated amount for the time he was employed by the Company in 2015.
(3)	Mr. Adams’ 2015 salary reflects a salary increase for Mr. Adams to $340,000 as of March 1, 2015.
(4)	Dr. Neylan joined us in April 2015, therefore Dr. Neylan’s 2015 salary reflects a pro-rated amount for the time he was employed by the Company in 2015.
(5)	Mr. Bentsur stepped down as the Chief Executive Officer and as a director in April 2015.
(6)	Mr. Oliviero stepped down as the Chief Financial Officer and Treasurer in July 2015.
(7)	Reflects a $100,000 bonus paid to Mr. Bentsur and Mr. Oliviero in 2013 upon the first FDA acceptance of a New Drug Application submission, and an additional discretionary bonus in recognition of each of their contributions to the Company’s performance during 2013.
(8)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes for such awards has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs, and the compensation for such awards are reflected in the table in such year the compensation is recorded. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2015, 2014 and 2013, which are included in our Annual Report on Form 10-K for the fiscal year 2015, 2014 and 2013, respectively.

(9)	Reflects amounts paid under our annual incentive cash bonus program described in our Compensation Discussion and Analysis.
(10)	Reflects 401(k) contributions for Mr. Madison and Mr. Adams and Severance pay for Mr. Oliviero.
(11)	The value of Mr. Madison’s Stock Awards and Option Awards does not include the grant date fair value of the Madison Milestone Options and Madison Milestone Restricted Stock, as defined in Compensation Discussion and Analysis — Special Bonus Awards (milestone awards). The grant date fair value of the Madison Milestone Options and Madison Milestone Restricted Stock, assuming the highest level of performance, is $1.4 million and $5.9 million, respectively.

Grants of Plan-Based Awards For Fiscal Year 2015

The following table below sets forth the individual grants of awards made to each of our NEOs during 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan	All Other Stock	All Other Option
		Awards(1)			Awards	Awards: Number of Shares of Stock or Units (#)(2)	Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)
Mr. Madison			262,500
	01/04/15					33,875			485,768
	01/04/15						67,750	14.34	730,684
	01/11/15						400,000	14.68	4,404,800
	04/30/15				550,000				5,863,000

Mr. Holmes			60,603
	07/27/15					45,000			344,700
	07/27/15					7,500			57,450
	07/27/15						100,000	7.66	565,500

Mr. Adams			136,000
	01/04/15					23,875			342,368
	01/04/15						47,750	14.34	514,984

Dr. Neylan			111,342
	04/22/15					45,000			518,400
	04/22/15						90,000	11.52	769,140

Mr. Bentsur(5)			—
	01/04/15					67,375			966,158
	01/04/15						134,750	14.34	1,453,279

Mr. Oliviero			—
	01/04/15					23,875			342,368
	01/04/15						47,750	14.34	514,984

(1)	Represents target payout values for 2015 cash performance awards. At the Compensation Committee’s discretion, payouts can be zero. The actual amount earned by each NEO in 2015 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 28 of this proxy statement.
(2)	Award of time-vesting and milestone-based restricted stock under the 2013 Incentive Plan or the 2013 Plan.
(3)	Award of time-vesting and milestone-based stock options under the 2004 Plan and 2013 Plan.
(4)

Reflects the aggregate grant date fair value of stock and option awards granted by the Company during 2015 as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the

“measurement date” for accounting purposes has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2015, which are included in our Annual Report on Form 10-K for the fiscal year 2015.
(5)	Upon leaving the company, Mr. Bentsur forfeited 215,592 options and 89,143 shares of restricted stock.

For a description of the vesting schedules of the equity awards, please see the Outstanding Equity Awards at 2015 Fiscal Year End Table below.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2015 for each of our NEOs.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(24) ($)
Mr. Madison	46,668	(10)	33,332	(10)	15.21	02/08/24
	15,000	(9)	100,000	(9)	15.21	02/08/24
	—		67,750	(11)	14.34	01/04/25
	—		400,000	(12)	14.68	01/11/25
							25,000	(17)	126,250
							33,875	(18)	171,069
							525,000	(19)	2,651,250

Mr. Holmes	—		100,000	(13)	7.66	07/27/25
							45,000	(20)	227,250

Mr. Adams	30,003	(14)	29,997	(14)	14.06	04/14/24
	—		47,750	(15)	14.34	01/04/25
							19,998	(21)	100,990
							23,875	(22)	120,569

Dr. Neylan	—		90,000	(16)	11.52	04/22/25
							45,000	(23)	227,250

Mr. Bentsur(1)	—		—		—	—	—		—

Mr. Oliviero	50,000	(2)	—		14.64	01/02/16
	50,000	(3)	—		14.64	01/02/16
	25,000	(4)	—		13.30	07/02/16
	18,000	(5)	—		8.56	07/02/16
	13,966	(6)	—		2.78	07/02/16
	53,062	(7)	—		12.63	07/02/16
	47,750	(8)	—		14.34	07/02/16

(1)	As of December 31, 2015, Mr. Bentsur had no equity awards outstanding.
(2)	Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested as to 12,500 options on January 2, 2007, and the remaining options vested in equal installments on a quarterly basis through January 2, 2010.

(3)	Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested in 2006 due to the achievement of a certain financial milestone.
(4)	Stock options awarded to the executive on December 31, 2006, under the 2004 Plan. The stock options vested as to 6,256 options on December 31, 2007, and the remaining options vested in equal installments on a quarterly basis through December 31, 2010.
(5)	Stock options awarded to the executive on December 30, 2007, under the 2007 Plan. The stock options vested as to 4,500 options on December 30, 2008, and the remaining options vested in equal installments on a quarterly basis through December 30, 2011.
(6)	Stock options awarded to the executive on January 2, 2013, under the 2004 Plan. The stock options vest as to 18,622 of the options on January 2, 2014, and the remaining options vest in equal installments on a quarterly basis through January 2, 2016.
(7)	Stock options awarded to the executive on January 2, 2014, under the 2004 Plan. The stock options vest as to 17,687 of the options on January 2, 2015, and the remaining options vest in equal installments on a quarterly basis through January 2, 2017.
(8)	Stock options awarded to the executive on January 4, 2015, under the 2013 Plan. The stock options vest as to 15,917 of the options on January 4, 2016, and the remaining options vest in equal installments on a quarterly basis through February 8, 2018.
(9)	Stock options awarded to the executive on February 8, 2014, under the 2013 Plan. 15,000 of the stock options vested upon the first commercial sale of Auryxia on December 22, 2014, with the remaining stock options vesting upon the achievement of certain sales milestones.
(10)	Stock options awarded to the executive on February 8, 2014, under the 2013 Plan. The stock options vest as to 26,667 of the options on February 8, 2015, and the remaining options vest in equal installments on a quarterly basis through February 8, 2017.
(11)	Stock options awarded to the executive on January 4, 2015, under the 2013 Plan. The stock options vest as to 22,583 of the options on January 4, 2016, and the remaining options vest in equal installments on a quarterly basis through January 4, 2017.
(12)	Stock options awarded to the executive on January 11, 2015, under the 2013 Plan. The stock options vest as to 133,333 of the options on January 11, 2016, and the remaining options vest in equal installments on a quarterly basis through January 4, 2017.
(13)	Stock options awarded to the executive on July 27, 2015, under the 2013 Plan. The stock options vest as to 33,333 of the options on July 27, 2016, and the remaining options vest in equal installments on a quarterly basis through July 27, 2018.
(14)	Stock options awarded to the executive on April 14, 2014, under the 2013 Plan. The stock options vest as to 20,000 of the options on April 14, 2015, and the remaining options vest in equal installments on a quarterly basis through April 14, 2017.
(15)	Stock options awarded to the executive on January 4, 2015, under the 2013 Plan. The stock options vest as to 15,917 of the options on January 4, 2016, and the remaining options vest in equal installments on a quarterly basis through January 4, 2018.
(16)	Stock options awarded to the executive on April 22, 2015, under the 2013 Plan. The stock options vest as to 30,000 of the options on April 22, 2015, and the remaining options vest in equal installments on a quarterly basis through April 22, 2018.
(17)	Restricted stock granted to the executive on February 8, 2014, under the 2013 Plan, which vested as to 25,000 shares on February 8, 2014, and 60,000 shares vest as to 20,000 shares on February 8, 2015 and the remaining shares vesting in equal installments on a quarterly basis through February 8, 2017.
(18)	Restricted stock granted to the executive on January 4, 2015, under the 2013 Plan, which vested as to 11,292 shares on January 4, 2016 and the remaining shares vesting in equal installments on a quarterly basis through January 4, 2018.
(19)

Restricted stock granted to the executive on March 10, 2015 based on milestone achievements including 275,000 shares of restricted stock will vest and become free from forfeiture if Auryxia is number one in market share for phosphate binders in the dialysis market for two (2) consecutive calendar quarters, 125,000 shares of restricted stock will vest and become free from forfeiture if the Company meets its 2016 net sales milestone, 125,000 shares of restricted stock will vest and become free from forfeiture upon the FDA approval of Auryxia in the treatment of iron deficiency anemia in patients with stages 3 — 5 non-dialysis dependent CKD resulting from the phase 3 clinical study initiated in September 2014.
(20)	Restricted stock granted to the executive on July 27, 2015, under the 2013 Plan, which vested as to 15,000 shares on July 27, 2016 and the remaining shares vesting in equal installments on a quarterly basis through July 27, 2018.
(21)	Restricted stock granted to the executive on January 4, 2015, under the 2013 Plan, which vest as to 7,958 shares on January 4, 2016 and the remaining shares vesting in equal installments on a quarterly basis through January 4, 2018.
(22)	Restricted stock granted to the executive on April 14, 2014, under the 2013 Plan, which vested as to 13,334 shares on April 14, 2015 and the remaining shares vesting in equal installments on a quarterly basis through April 14, 2017.
(23)	Restricted stock granted to the executive on April 22, 2015, under the 2013 Plan, which vested as to 15,000 shares on April 22, 2016 and the remaining shares vesting in equal installments on a quarterly basis through April 22, 2018.
(24)	Based on the closing price of our stock on December 31, 2015 ($5.05), the last trading day of the 2015 fiscal year.

Option Exercises and Stock Vested in Fiscal Year 2015

The following table provides information regarding the number of shares acquired upon the exercise of stock options and/or the vesting of shares for our NEOs during 2015.

	Number of Option Awards		Number of Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Madison	—	—	35,000	330,425
Mr. Holmes	—	—	7,500	57,450
Mr. Adams	—	—	20,002	210,917
Dr. Neylan	—	—	—	—
Mr. Bentsur	922,090	7,967,768	18,007	247,767
Mr. Oliviero	41,611	317,082	62,908	413,575

(1)	Represents the aggregate value of the shares of common stock received upon exercise of stock options during 2015, based upon the difference between the exercise price and the fair market value of our common stock on the applicable exercise date.
(2)	Represents the aggregate value of restricted stock vesting in 2015, based upon the fair market value of our common stock on the applicable vesting date.

Pension Benefits

We do not have any pension plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments upon Termination or Change in Control

During 2015, each NEO had an employment agreement with the Company that provided certain compensation and benefits in the event of the termination of employment under certain conditions. In addition,

during 2015, Mr. Oliviero had an employment agreement that provided certain compensation and benefits in the event of his qualifying termination in connection with a change in control. In addition, our equity plans provide certain benefits in connection with a change in control.

Equity Plans

Pursuant to the terms of the 2004 Plan, upon the occurrence of a change in control, any awards outstanding under such plan will become fully- vested. Pursuant to the terms of the 2007 Plan and the 2013 Plan, upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, all outstanding awards under such plan will become fully vested. The 2007 Plan and the 2013 Plan also provide that, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without “Cause” or the participant resigns for “Good Reason,” then all outstanding awards under such plan will become fully-vested. For purposes of the 2007 Plan and the 2013 Plan, “Good Reason” generally means (i) a material diminution in the participant’s duties, or the assignment to the participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements; or (ii) a material breach by the Company of its obligations to the participant under any written employment agreement or arrangement. For purposes of the 2007 Plan and the 2013 Plan, “Cause” generally means (i) a material breach of the terms of the participant’s restrictive covenants with the Company; (b) a material breach by the participant of any provision of his or her employment arrangement; (c) the habitual neglect or gross failure by the participant to adequately perform his or her duties; (d) any act of moral turpitude or criminal action connected to the participant’s employment with the Company; or (e) the participant’s repetitive refusal to comply with, or his or her violation of lawful instructions of, the Chief Executive Officer, Chief Financial Officer or the Board of Directors.

Gregory P. Madison

The table below summarizes the value of potential payments and benefits that Mr. Madison would receive if his employment was terminated on December 31, 2015 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2015. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service. Additionally, as noted above, Mr. Madison entered into a new employment agreement on March 10, 2015.

Type of Payment	Termination Other Than For Cause; Resignation For Good Reason (Prior to a Change in Control) ($)		Death or Disability ($)		Termination of Employment in Connection With Expiration of Employment Period ($)		Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)	Change in Control (Absent Termination) ($)
Cash Severance	553,084		—		—		1,464,524	—
Value of Accelerated Equity(1)	—	(2)	—	(2)	—	(2)	2,948,569	—

Total	553,084						1,503,137

(1)	Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2015 ($5.05), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.

(2)	Assumes that any market share milestones of the Madison Milestone Restricted Stock which would vest were not achieved during the 12-month period following termination and that any approval milestones of Madison Milestone Restricted Stock which would vest were not achieved during the 3-month period following termination.
(3)	Assumes that that the equity awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Change in Control. Mr. Madison’s current employment agreement provides that, if, within one year after the effective date of a change in control, Keryx or its successor terminates Mr. Madison’s employment without cause, or Mr. Madison resigns for good reason, then Mr. Madison would have received a lump sum cash payment equal to the sum of:

•	200% of his then-current annual base salary or, if higher, his base salary in effect immediately prior to the change in control;

•	200% of the annual bonus earned by Mr. Madison for the fiscal year immediately prior to the year in which his date of termination occurs, if any; and

•	the total monthly premium payment (both the Keryx portion and Mr. Madison’s portion of such premium) under the Keryx group healthcare plan multiplied by twenty-four (24).

For purposes of Mr. Madison’s employment agreement and First Amendment thereto, as well as the 2004 Plan, 2007 Plan and 2013 Plan, “Change in Control” generally means: (i) the incumbent Board of Directors of the Company ceases to constitute a majority of the Board of Directors; (ii) the acquisition by any individual, entity or group of 30% or more ownership interest in the outstanding common stock or combined voting power of the then outstanding securities of the Company (with certain limited exceptions); (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of the assets of the Company, unless (a) the beneficial owners of the Company’s stock immediately prior to the transaction continue to own 50% or more of the outstanding common stock and combined voting power of the then outstanding securities of the Company and (b) no person acquires a 30% or more ownership interest in the then outstanding common stock or combined voting power of the then outstanding securities of the Company, or (iv) any acquisition by Baupost Group Securities, L.L.C. or any of its affiliates (“Baupost”), unless after giving effect to such acquisition Baupost owns more than 49% of either the outstanding company stock or outstanding Company voting securities.

Termination Other than for Cause; Termination for Good Reason. If we terminate Mr. Madison for any reason other than for “Cause,” or if he terminates his employment for “Good Reason,” then he would have been entitled to the following benefits:

•	Lump cash severance equal to 100% of his then-current base salary;

•	the total monthly premium payment (both the Keryx portion and Mr. Madison’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12);

•	any vested portion of the stock options granted to Mr. Madison by the Company would remain exercisable for a period of one year;

•	his opportunity to vest in any shares of restricted stock subject to the market share milestones of the Madison Milestone Restricted Stock would continue for a period of twelve months after the date of termination and, to the extent that a milestone is achieved during such twelve-month period, the options relating to such milestone would vest and remain exercisable for a period of one year after the date of termination; and

•	his opportunity to vest in any shares of restricted stock subject to the approval milestones of the Madison Milestone Restricted Stock would continue for a period of three months after the date of termination and, to the extent that a milestone is achieved during such three-month period, the options relating to such milestone would vest and remain exercisable for a period of one year after the date of termination.

The employment agreement also provides that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Internal Revenue Code, the payments would be limited to the maximum amount that could be paid without triggering the excise tax, provided that such cut-back would produce a greater net benefit to Mr. Madison than if he had paid the excise tax.

Under Mr. Madison’s 2015 employment agreement, “Cause” generally means the executive’s: (i) conviction of, pleading guilty to, or confession to a felony or any crime involving any act of dishonesty, fraud, misappropriation or embezzlement; (ii) misconduct or gross negligence in connection with the performance of his duties; (iii) engaging in any fraudulent, disloyal or unprofessional conduct which is, or is likely to be, injurious to the Company, its financial condition, or its reputation; (iv) failure to perform his duties with the Company; (v) failure to meet agreed-upon, written performance standards; or (vi) breach of the covenants in the agreement, or material breach of any other provisions of this Agreement. “Good Reason” generally means (i) a reduction in his base salary of more than 15% in the aggregate (i.e., in excess of $60,000); (ii) a material diminution in his authority, duties, or responsibilities, or not reporting directly to the CEO; (iii) a delay in marketing approval of Auryxia by the FDA of greater than nine months from June 7, 2014; (iv) relocation of his principal office to location that is more than 35 miles away from the current location of the Company’s office in Boston, Massachusetts; or (v) any other material breach by the Company of the employment agreement.

Death; Disability; Termination of Employment in Connection With Expiration of Employment Period. If Mr. Madison’s employment is terminated by reason of his death or disability, or if we terminate his employment upon the normal expiration of the employment period, then he would be entitled to his accrued obligations and any vested portion of his stock options would remain exercisable for a period of one year following his date of termination. His opportunity to vest in any Madison Milestone Options would continue for a period of three months after the date of termination and, to the extent that a milestone is achieved during such three-month period, the options relating to such milestone would vest and remain exercisable for a period of one year after the date of termination. Any unvested shares of restricted stock shall immediately lapse and be forfeited without consideration as of the date of termination.

Restrictive Covenants. During the one-year period after his termination of employment, Mr. Madison is prohibited from soliciting protected customers or employees of the Company, competing with the Company, and disclosing any of the Company’s confidential information or trade secrets.

Other Named Executive Officers

The table below summarizes the value of potential payments and benefits that Mr. Holmes, Mr. Adams and Dr. Neylan would receive if his employment was terminated on December 31, 2015 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2015. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

NEO	Type of Payment		Termination Other Than For Cause; Resignation For Good Reason (Prior to a Change in Control) ($)	Death or Disability ($)	Termination of Employment in Connection With Expiration of Employment Period ($)	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)	Change in Control (Absent Termination) ($)
Scott A. Holmes
	Cash Severance		371,036	—	—	371,036	—
	Value of Accelerated Equity	(1)	—	—	—	227,250	—
Brian Adams
	Cash Severance		368,084	—	—	455,657	—
	Value of Accelerated Equity	(1)	—	—	—	221,559	—
John F. Neylan
	Cash Severance		421,036	—	—	421,036	—
	Value of Accelerated Equity	(1)	—	—	—	227,250	—

(1)	Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2015 ($5.05), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.
(2)	Assumes that that the equity awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Change in Control. The employment agreements for Scott A. Holmes, Brian Adams, and John F. Neylan provide that, if, within one year after the effective date of a change in control, Keryx or its successor terminated such NEO’s employment without cause, or such NEO resigned for Good Reason, then the NEO would have received a lump sum cash payment equal to the sum of:

•	100% of his then-current annual base salary or, if higher, his base salary in effect immediately prior to the change in control;

•	100% of the annual bonus earned by each NEO for the fiscal year immediately prior to the year in which his date of termination occurs, if any; and

•	the total monthly premium payment (both the Keryx portion and the NEO’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12).

For purposes of this section, “Change in Control” and “Good Reason” have the same meanings as provided in Mr. Madison’s employment agreement, which is described above.

Termination Other than for Cause; Termination for Good Reason. The Company has entered into employment agreements with all of our other NEOs. These employment agreements provide that, in the event that we terminate the named executive officer’s employment, other than for death, disability or cause, or he resigns for Good Reason (as defined above), and he has complied with all his obligations under all agreements with us, then Company is obligated to pay lump cash severance to the executive in an amount equal to:

•	the NEO’s annual base salary; and

•	the total monthly premium payment (both the Keryx portion and the NEO’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12).

In addition, any vested portion of the stock options granted to the NEO by the Company would remain exercisable for a period of six months in the event that we terminate the named executive officer’s employment, other than for death, disability or cause, or he resigns for good reason.

James F. Oliviero

The table below summarizes payments and benefits that Mr. Oliviero received when his employment was terminated on October 1, 2015. As noted above, Mr. Oliviero entered into a new employment agreement on February 26, 2015.

Type of Payment	Resignation for Good Reason ($)
Cash Severance	421,748
Value of Accelerated Equity(1)	134,072

Total	555,820

(1)

Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on October 1, 2015 ($3.19), the last day of Mr. Oliviero’s employment, less the exercise price of the stock option. For purposes of this calculation, outstanding options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.

Ron Bentsur

Mr. Bentsur did not receive any severance when his employment was terminated on May 1, 2015.

DIRECTOR COMPENSATION

Cash Compensation. Our non-employee directors receive the following cash compensation:

(i)	$60,000 annual retainer;

(ii)	$25,000 additional annual retainer for service as Chairman of the Board;

(iii)	$20,000 additional retainer for service as Chairman of the Audit Committee; and

(iv)	$12,500 additional retainer for service as Chairman of the Compensation Committee, R&D Committee, or Nominating and Corporate Governance Committee.

Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

Equity Compensation. Our non-employee directors receive the following equity compensation under the Directors’ Equity Compensation Plan, which is a subplan of the 2013 Plan.

•	Initial Option Grant. Non-employee directors receive options to purchase 50,000 shares of our common stock upon initial election or appointment to the Board of Directors. The initial options vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•	Re-Election Option Grant. Non-employee directors receive options to purchase 30,000 shares of our common stock upon each re- election to the Board of Directors. Each non-employee director serving on the Board of Directors as of the 2015 Annual Meeting received a re-election option grant in 2015. Such options vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•	Re-Election Stock Grant. Non-employee directors receive a restricted stock award of 10,000 shares of our common stock upon each re- election to the Board of Directors. Each non-employee director serving on the Board of Directors as of the 2015 Annual Meeting received a re-election option grant in 2015. Such restricted stock vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

2015 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the non-employee members of the Board of Directors for all services in all capacities during 2015. Directors who are employed by us are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)

Kevin Cameron	90,625	99,500	221,070	411,195
John P. Butler(3)	3,587	—	156,300	159,887
Joseph Feczko	90,625	99,500	221,070	411,195
Wyche Fowler	90,625	99,500	221,070	411,195
Jack Kaye	100,000	99,500	221,070	420,570
Michael Tarnok	106,250	99,500	221,070	426,820
Daniel Regan	60,000	99,500	221,070	380,570

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2015, which are included in our Annual Report on Form 10-K for the fiscal year 2015.
(3)	Mr. Butler joined our Board in December 2015.

The following table shows the number of stock and option awards granted to each director during 2015, and the grant date fair value for each award (determined in accordance with FASB ASC Topic 718):

Name	Grant Date	Stock Awards (#)	Stock Options (#)	Grant Date Fair Value of Awards ($)
John P. Butler	12/09/15	—	50,000	156,300

Kevin Cameron	06/17/15	10,000		99,500
	06/17/15		30,000	221,070

Joseph Feczko	06/17/15	10,000		99,500
	06/17/15		30,000	221,070

Wyche Fowler	06/17/15	10,000		99,500
	06/17/15		30,000	221,070

Jack Kaye	06/17/15	10,000		99,500
	06/17/15		30,000	221,070

Michael Tarnok	06/17/15	10,000		99,500
	06/17/15		30,000	221,070

Daniel Regan	06/17/15	10,000		99,500
	06/17/15		30,000	221,070

The following table reflects the aggregate number of unvested stock awards and unexercised vested and unvested option awards that were held by each of our non-employee directors as of December 31, 2015.

Name	Stock Awards (#)	Option Awards (#)

John P. Butler	—	50,000
Kevin Cameron	25,000	240,000
Joseph Feczko	25,000	155,000
Wyche Fowler	25,000	240,000
Jack Kaye	25,000	240,000
Michael Tarnok	25,000	230,000
Daniel Regan	16,666	80,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Kevin Cameron, Wyche Fowler, Jr. and Michael Tarnok. No member of our Compensation Committee during fiscal year 2015 or as of the date of this proxy statement, is or has been an officer or employee of Keryx or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with Keryx requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

RELATED-PERSON TRANSACTIONS

Policy

Our Board of Directors has determined that the Audit Committee is best suited to review and approve transactions with related persons, and they do so under the terms of our Related Person Transactions Policy, which is available on our website, located at www.keryx.com. According to our Related Person Transactions Policy, prior to entering into a transaction with a related person, (a) the director, executive officer, nominee or significant holder who has a material interest (or whose immediate family member has a material interest) in the transaction or (b) the business unit or function/department leader responsible for the potential transaction with a related person is required to provide notice to the Chairman of the Audit Committee of the Company (“Committee Chairman”) of the material facts and circumstances of the potential transaction with a related person and such information concerning the transaction as the Committee Chairman may reasonably request. If the Committee Chairman determines that the proposed transaction is a related person transaction, the proposed related person transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the Committee Chairman determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Committee Chairman possesses delegated authority to act between Committee meetings.

The Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the availability of other sources for comparable products or services; (c) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction if such member, or any of his or her immediate family members, is the related person. The Audit Committee or Chairperson, as applicable, will convey the approval or disapproval of the transaction to the Chief Executive Officer or Secretary, who will convey the decision to the appropriate persons within the Company. The Chairperson of the Audit Committee will report to the Audit Committee at the next Audit Committee meeting any approval under this policy made by the chairperson pursuant to delegated authority.

In the event we become aware of a related person transaction that has not been previously approved or previously ratified under this policy, and such transaction is pending or ongoing, it will be submitted to the Audit Committee or Chairperson, as applicable, promptly, and the Audit Committee or Chairperson will consider all of the relevant facts and circumstances available to the Audit Committee or the Chairperson as provided above. Based on the conclusions reached, the Audit Committee or Chairperson, as applicable, will evaluate all options, including but not limited to, ratification, amendment or termination of the related person transaction.

Related Person Transactions

We did not have any related person transactions in 2015, and none are currently proposed.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of March 15, 2016, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of March 15, 2016, there were 105,874,113 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of March 15, 2016. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws. Shares owned and percentage of ownership relating to 5% stockholders is based solely on their most recent 13G filing.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Shares Outstanding
John P. Butler	—	(17)
Kevin J. Cameron(2)	361,668		—	*
Joseph M. Fezcko, M.D.(3)	246,668		—	*
Wyche Fowler, Jr.(4)	386,668		—	*
Steven Gilman	—	(18)
Jack Kaye(5)	296,668		—	*
Gregory P. Madison(6)	1,011,884		—	*
Daniel P. Regan(7)	73,334		—	*
Michael Rogers	—	(18)
Michael P. Tarnok(8)	540,268		—	*
Scott A. Holmes	113,492		—	*
Brian Adams(9)	157,799		—	*
John F. Neylan, M.D.	108,750		—	*
All current directors and named directors as a group(10)	3,297,199		3.08%
Ron Bentsur(11)	1,420,436		1.34%
James F. Oliviero(12)	2,646,237		—	*
5% Stockholders
Baupost Group, L.L.C.(13)	25,791,678		24.52%
The Vanguard Group(14)	6,002,097		5.71%
BlackRock, Inc.(15)	5,620,225		5.30%
Abrams Capital, L.L.C.(16)	5,595,976		5.23%

*	Less than 1% of outstanding common stock
(1)	The address of each of the directors and officers listed is c/o Keryx Biopharmaceuticals, Inc., One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210.
(2)	Includes 211,668 shares of our common stock issuable upon the exercise of options.
(3)	Includes 126,668 shares of our common stock issuable upon the exercise of options.
(4)	Includes 211,668 shares of our common stock issuable upon the exercise of options.

(5)	Includes 211,668 shares of our common stock issuable upon the exercise of options.
(6)	Includes 224,252 shares of our common stock issuable upon the exercise of options and 525,000 shares of unvested restricted stock related to the Madison Milestone Restricted Stock.
(7)	Includes 43,334 share of our common stock issuable upon the exercise of options.
(8)	Includes 201,668 shares of our common stock issuable upon the exercise of options.
(9)	Includes 50,917 shares of our common stock issuable upon the exercise of options.
(10)	Includes 1,281,843 shares of our common stock issuable upon the exercise of options.
(11)	The shares included have not been verified by the company and are based on the company’s records and other public filings with the Securities and Exchange Commission.
(12)	The shares included have not been verified by the company and are based on the company’s records and other public filings with the Securities and Exchange Commission. Includes 2,455,767 shares of common stock issuable upon the exercise of options.
(13)	The address of Baupost Group, L.L.C. is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116. Baupost Group, L.L.C. beneficially owns 18,300,000 shares of Keryx common stock as a parent holding company or control person in accordance with Rule 13d-1(b) (1) (ii) (G). This information is based solely on a Schedule 13D filed on October 20, 2015.
(14)	The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group beneficially owns 6,002,097 shares of Keryx common stock as a parent holding company or control person in accordance with Rule 13d-1(b) (1) (ii) (G). This information is based solely on a Schedule 13G filed on February 10, 2016.
(15)	The address of BlackRock Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock Inc. beneficially owns 5,620,225 shares of Keryx common stock as a parent holding company or control person in accordance with Rule 13d-1(b) (1) (ii) (G). This information is based solely on a Schedule 13G filed on January 26, 2016.
(16)	The address of the Abrams Capital, L.L.C. is 222 Berkeley Street, 21st Floor, Boston, Massachusetts 02116. Abrams Capital L.L.C. beneficially owns 5,595,976 shares of Keryx common stock as a parent holding company or control person in accordance with Rule 13d-1(b) (1) (ii) (G). This information is based solely on a Schedule 13G filed on February 12, 2016.
(17)	Mr. Butler joined our Board in December 2015. As of March 15, 2016, no stock options have vested or will vest within 60 days of March 15, 2016.
(18)	Mr. Gilman and Mr. Rogers joined our Board of Directors on March 31, 2016. No stock options have vested or will vest within 60 days of March 15, 2016.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our Amended and Restated Bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Our Board of Directors currently consists of ten members. Six of our current directors have been nominated for re-election at the 2016 Annual Meeting of Stockholders by all of our independent directors. The nominated directors are: John P. Butler, Kevin J. Cameron, Steven Gilman, Gregory P. Madison, Daniel P. Regan, and Michael Rogers. The size of the Board of Directors will be reduced to six members as of the Annual Meeting. For information about each of the nominees and our Board of Directors generally, please see “Corporate Governance-Our Board of Directors” beginning on page 5. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for re-election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF UHY LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is submitting the selection of UHY LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. If UHY LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. UHY LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2016, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS KERYX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR RATIFICATION OF THE APPOINTMENT OF UHY LLP.

PROPOSAL THREE:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. In accordance with the stockholders’ recommendation at the 2011 annual meeting, Keryx has determined that the frequency of an advisory vote on the compensation of the named executive officers of the Company will be conducted every year. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this proxy statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934, and the next advisory vote will occur next year at the 2017 annual meeting of stockholders.

As an advisory vote, this proposal is not binding on Keryx, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee intend to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding executive compensation.

We believe our executive compensation program as a whole is well suited to promote our objectives in both the short and long term. As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term stockholder value. The driving philosophy and objectives behind our executive compensation programs are:

•	to attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employees to achieve our business goals; and

•	to reflect our “pay for performance” culture.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED TO APPROVE THE COMPENSATION.

PROPOSAL FOUR:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL BY 50,000,000 SHARES OF COMMON STOCK

The Board of Directors has determined that it is advisable to increase our authorized common stock from 130,000,000 shares to 180,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation effecting the proposed increase. A copy of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Exhibit A (referred to as the Proposed Amendment herein).

In connection with our issuance and sale of $125 million of Convertible Senior Notes due 2020, or the Notes, in October 2015 to funds managed by The Baupost Group, L.L.C, or Baupost, we have agreed to use our best efforts to obtain stockholder approval of an increase in our authorized share capital sufficient to cover the conversion of all of the Notes into shares of our common stock. The Notes are convertible at an initial conversion rate of 267.3797 shares of our common stock per $1,000 principal amount, equal to a conversion price of $3.74 per share. Approximately $60.7 million of the Notes is currently convertible into shares of our common stock at the option of Baupost and the remaining approximate $64.3 million of the Notes is contingently convertible into shares of our common stock or cash at the option of Baupost. If the increase in the authorized shares of our common stock is approved by our stockholders by July 1, 2016, the portion of the Notes that is contingently convertible will be convertible into shares of our common stock at the option of Baupost. If the increase in the authorized shares of our common stock is not approved by our stockholders by July 1, 2016, the contingently convertible portion of the Notes will be convertible into cash at the option of Baupost. If the Notes are converted by Baupost before July 1, 2016, the contingently convertible portion thereof would be settled subsequent to July 1, 2016 in shares of common stock if the increase in the authorized shares of our common stock was approved by our stockholders on or before July 1, 2016 or in cash, based on the conversion rate of the Notes and the volume-weighted average price of our common stock over a five trading day period, if such stockholder approval was not obtained by July 1, 2016. Approximately 17.2 million of the 50 million share increase contemplated by the Proposed Amendment is to satisfy our agreement with Baupost in connection with the issuance of the Notes.

As of March 15, 2016, approximately 105.9 million shares of our common stock were issued and outstanding (excluding treasury shares), approximately 16.2 million shares of our common stock were reserved for issuance upon conversion of the convertible portion of the Notes and approximately an additional 7.4 million shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under our various stock-based plans. Accordingly, a total of approximately 23.6 million shares of common stock is available for future issuance, which does not include the 17.2 million shares of common stock potentially issuable upon conversion of the contingently convertible portion of the Notes.

In addition to providing for sufficient shares of authorized common stock to allow for the conversion of all of the Notes into common stock as discussed above, the Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of the additional new shares of our common stock. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of the Nasdaq or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities. Baupost and its affiliates have agreed to vote their respective shares of our common stock in favor of this proposal.

If the Proposed Amendment is approved by the stockholders, it will become effective upon filing and recording of a Certificate of Amendment as required by the Delaware General Corporation Law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL BY 50,000,000 SHARES OF COMMON STOCK. THE AFFIRMATIVE VOTE OF NOT LESS THAN A MAJORITYOF THE VOTES ENTITLED TO BE CAST BY ALL SHARES OF COMMON STOCK ISSUED AND OUTSTANDING ON THE RECORD DATE IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT.

PROPOSAL FIVE:

APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2013 INCENTIVE PLAN AND AMENDMENT TO OUR THIRD AMENDED AND RESTATED DIRECTORS EQUITY COMPENSATION PLAN

General

The Company’s stockholders first approved the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan (the “2013 Plan”) at the annual meeting of stockholders on June 18, 2013. The 2013 Plan authorized a maximum of 3,500,000 shares of common stock for issuance pursuant to awards. Our Board On September 6, 2014, the Board of Directors adopted an increase in the maximum aggregate number of shares of stock available for issuance of 6,000,000 shares which was approved at a special meeting of stockholders on November 17, 2014.

On March 31, 2016, the Board of Directors adopted the Amended and Restated 2013 Plan, subject to stockholder approval at the Annual Meeting, pursuant to which the maximum aggregate number of shares of stock available for issuance will be increased by 8,500,000 shares. The Amended and Restated 2013 Plan will be effective as of the date of the Annual Meeting, if approved by our stockholders. If approved, the Amended and Restated 2013 Plan would also revise the terms of the cap on director equity compensation through an amendment of Section 5.4(f) of the 2013 Plan. The approval of our Amended and Restated 2013 Plan would also require the Fourth Amendment to our Directors’ Equity Compensation Plan, which is currently a subplan of the 2013 Plan, to amend the cap on director equity compensation consistent with the changes to the 2013 Plan. The Amended and Restated 2013 Plan as approved by the Board of Directors on March 31, 2016 also adds a new Section 5.5 to the 2013 Plan to implement an Incentive Compensation Clawback/Recoupment Policy. Other than the proposed increase in the number of shares available for issuance under the 2013 Plan and the cap on director equity compensation, the Amended and Restated 2013 Plan does not contain any changes that would require stockholder approval.

If the stockholders do not approve the Amended and Restated 2013 Plan, the 2013 Plan will remain in effect as it currently exists without the increase in authorized shares or the change in the director cap. However, it will contain the provisions regarding our Incentive Compensation Clawback/Recoupment Policy. As of March 15, 2016, approximately 813,580 shares of common stock remained available for the future grant of awards under the 2013 Plan. After the approval of the Amended and Restated 2013 Plan, approximately 9,313,580 shares of common stock would then be available for issuance, representing approximately 8.8% of our total outstanding shares as of March 15, 2016.

Background for the Request to Increase the Authorized Share Reserve under the 2013 Plan

In addition to the 2013 Plan, the Company currently maintains the Keryx Biopharmaceuticals, Inc. 2007 Incentive Plan (the “2007 Plan”), which will expire in 2017. As of March 15, 2016, approximately 813,580 shares of the Company’s common stock remained reserved and available for future awards under the 2013 Plan, and 15,254 shares of the Company’s common stock remained reserved and available for future awards under the 2007 Plan. The Keryx Biopharmaceuticals, Inc. 2004 Equity Incentive Plan, as amended (the “2004 Plan” and, together with the 2007 Plan, the “Prior Plans”), expired by its terms, and no further awards may be issued under the 2004 Plan.

The Company has significantly increased its employee base in anticipation of the Food and Drug Administration approval of its lead drug product and the associated marketing and sales effort. As a result, grants of awards under the Prior Plans were well in excess of expectations when the 2013 Plan was adopted. The Board believes that it is both necessary and appropriate to adopt the Amended and Restated 2013 Plan in order to enable the Company to continue to offer meaningful equity-based awards and incentives to key employees and non-employee directors and to attract and retain qualified employees that the Company may wish to hire in the future. The Company’s stock plans have been effective in attracting and retaining qualified employees and directors and have provided incentives that align the interests of plan participants with those of our stockholders.

If the Amended and Restated 2013 Plan is approved by our stockholders, we will be authorized to issue up to 18,000,000 shares under the 2013 Plan. As of March 15, 2016, a total of 5,051,835 shares were subject to outstanding stock option awards under our stock plans which had a weighted average exercise price of $9.15 per share and a weighted average remaining term of 7.6 years. There were also 2,047,072 shares subject to outstanding stock awards under our stock plans in the form of restricted stock awards. Without giving effect to the Amended and Restated 2013 Plan, the 813,580 shares of common stock the Committee has reserved for issuance under the 2013 Plan represent less than 0.8% of our outstanding common shares

Significant Historical Award Information

We closely monitor and actively manage our use of shares of common stock available for equity based compensation each year.

Common measures of a stock plan’s cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average equity run rate of only 3.16% of shares outstanding per year. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under our equity plans, and also includes shares which may be awarded under the Amended 2013 Plan in the future (“overhang”). The following table shows how our key equity metrics have changed over the past three years:

Key Equity Metrics	2015	2014	2013
Equity Run Rate(1)	3.8%	4.9%	2.7%
Overhang(2)	8.6%	11.1%	9.2%
Dilution(3)	6.4%	6.5%	6.4%

(1)	Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year. For purposes of the calculations in the Equity Run Rate calculation, all stock options count as 1 share and restricted stock options as 1.5 shares.
(2)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year, plus shares issued and available for grant.
(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

The following table sets forth information regarding the number of shares of common stock subject to issuance of stock options and restricted stock award grants in each of 2013, 2014 and 2015 for the Company:

	Number of Shares of Common Stock Subject to Equity Grant
Type of Equity Grant	2015	2014	2013
Stock Options	2,097,950	2,264,550	932,366
Restricted Stock Awards	1,247,250	1,451,558	831,020
Total	3,345,200	2,716,108	1,763,386

Number of Shares Requested

The Board of Directors considered a number of factors in deciding to request 8,500,000 additional shares, including the following:

•

The plan share reserve of 18,000,000 shares under the Amended and Restated 2013 Plan is estimated to provide a pool that will last for approximately three years of awards. While the Board of Directors believed this modeling provides a reasonable estimate of how long the share reserve will last if the

Amended and Restated 2013 Plan is approved, this forecast includes several assumptions, and there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are: changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our long-term incentive program, and forfeitures of outstanding awards.

•	The 18,000,000 share pool under the Amended and Restated 2013 Plan represents approximately 18% of our common shares outstanding.

•	The total overhang resulting from the share request, including our outstanding awards, represents less than 14% of our fully diluted common shares outstanding.

•	As indicated above, the 2004 Plan recently expired, and the 2007 Plan will expire in 2017.

•	We are a biopharmaceutical company focused on bringing innovative therapies to market for patients with renal disease. Our product, Auryxia (ferric citrate), also known as Riona in Japan and Fexeric in Europe, is an oral, absorbable iron-based compound, that received marketing approval from the U.S. Food and Drug Administration, or FDA, in September 2014 for the control of serum phosphorus levels in patients with chronic kidney disease, or CKD, on dialysis. When discussing ferric citrate in the United States in reference to our marketed product, we will refer to it as Auryxia, when discussing it in the United States in reference to our compound, we will refer to it as ferric citrate, when discussing it in Japan, we will refer to it as Riona, and when discussing it in Europe, we will refer to it as Fexeric.

•	We believe that it is prudent to make additional shares available for grant to employees, non-employee directors and consultants. If the Amended and Restated 2013 Plan is not approved by the stockholders, we would need to make changes to our incentive programs to conserve our share reserve remaining under the 2013 Plan. These changes would limit our flexibility to provide competitive compensation and our ability to attract, retain and reward qualified employees during this important time.

Authorized Shares and Stock Price

Our Certificate of Incorporation currently authorizes the issuance of 130,000,000 shares of common stock; however this proxy statement requests the approval of an additional 8,500,000 shares of common stock. There were 105,874,113 shares of common stock issued and outstanding as of the March 15, 2016, and the closing price of a share of common stock as of that date was $4.41.

Description of Plan Amendment re: Non-Employee Director Compensation & Reasons for Adoption

The maximum grant-date fair value of stock-based awards granted under the Plan in any 12-month period to any one Non-Employee Director shall be $600,000, computed in accordance with the relevant financial accounting rules. This limit shall not apply to any award or shares granted pursuant to a Non-Employee Director’s election to receive an award or shares in lieu of cash retainers or other fees (to the extent such award or shares have a fair value equal to the value of such cash retainers or other fees). The Board believes that this proposed amendment to the Plan is consistent with principles of good corporate governance and will promote the interests of shareholders, and is advisable in light of recent increased focus on non-employee director compensation.

Important Provisions of the 2013 Plan

The Amended and Restated 2013 Plan contains a number of provisions that the Company believes are consistent with the interests of stockholders and sound corporate governance practices, including:

•	No Liberal Share Recycling Provisions. The Amended and Restated 2013 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding requirements. The Amended and Restated 2013 Plan also prohibits “net share counting” upon the exercise of options or stock appreciation rights.

•	No repricing of stock options or SARs. The Amended and Restated 2013 Plan prohibits the repricing of stock options or SARs without stockholder approval. This prohibition includes (i) reducing the exercise price or base price of an option or SAR after the date of grant, (ii) cancelling an option or SAR in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, and (iii) repurchasing an option or SAR for value (in cash or otherwise) if the current fair market value of the shares of common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR.

•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•	Limit on awards to non-employee directors. The current 2013 Plan limits the maximum aggregate number of shares underlying any award granted in any 12-month period to any one non-employee director to 1,000,000 shares; however, as stated above, we are requesting that the approval of the cap to any Non-Employee Director be changed to $600,000, in each case computed in accordance with FASB ASC Topic 718 (or any successor provision).

•	No award may be transferred for value. The Amended and Restated 2013 Plan prohibits the transfer of unexercised, unvested or restricted awards to third parties for value.

•	No liberal definition of “change in control.” The change in control definition contained in the Amended and Restated 2013 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

•	The Company may recover from a participant any compensation received from any award or cause a participant to forfeit any award (whether or not vested) in the event that the Company’s clawback/recoupment policy then in effect is triggered.

Summary of the Amended and Restated 2013 Plan

The following summary of the material terms of the Amended and Restated 2013 Plan is qualified in its entirety by reference to the complete text of the Amended and Restated 2013 Plan, which is attached hereto as Exhibit B.

Purpose

The purpose of the Amended and Restated 2013 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.

Eligibility

Awards may be made to employees, directors and consultants of the Company and its subsidiaries. As of the record date, approximately 100 employees, including three executive officers, and six non-executive directors are eligible to receive awards under the Amended and Restated 2013 Plan. The Committee reserves the right to determine which employees, directors and consultants will receive awards under the 2013 Plan and how many awards, if any, will be granted in any particular year.

Permissible Awards

The Amended and Restated 2013 Plan authorizes the grant of awards in any of the following forms:

•

Options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code. The exercise price of an option granted under the Amended and Restated 2013 Plan may not be less than the fair market value of the Company’s common stock on the date of grant. Stock options granted under the Amended and Restated 2013 Plan have a maximum term of ten years, except for certain nonstatutory options granted to participants outside the United States.

•	Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of the Company’s common stock on the date of grant. SARs granted under the Amended and Restated 2013 Plan have a maximum term of ten years, except for certain SARs granted to participants outside the United States.

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee.

•	Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee.

•	Deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions.

•	Performance awards, including qualified performance-based awards under Section 162(m) of the Internal Revenue Code.

•	Other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

•	Cash-based awards

All awards will be evidenced by a written award certificate between the Company and the participant, which will include such provisions as may be specified by the Compensation Committee. Outstanding restricted stock awards generally will be eligible to receive immediate payment of any dividends on the restricted shares, unless otherwise determined by the Compensation Committee. Dividend equivalent rights, which entitle the participant to receive payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs. Unless otherwise determined by the Compensation Committee, dividend equivalents rights will be paid only after vesting of the related award.

Awards to Non-Employee Directors

•	Awards granted under the Amended and Restated 2013 Plan to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Compensation Committee may not make discretionary grants under the 2013 Plan to non-employee directors. The maximum aggregate number of shares underlying any award granted under the 2013 Plan in any 12-month period to any one non-employee director is 1,000,000 shares; however, we are requesting that this provision be changes to provide any Non-Employee Director be $600,000, in each case computed in accordance with FASB ASC Topic 718 (or any successor provision).

Shares Available for Awards

Subject to stockholder approval of the Amended and Restated 2013 Plan, 18,000,000 shares of Stock will be reserved and available for issuance pursuant to awards granted under the Amended and Restated 2013 Plan, an increase of 8,500,000 shares.

Share Counting

Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason and shares underlying awards that are ultimately settled in cash, will be added back to the share reserve and will again be available for future grants of awards under the Amended and Restated 2013 Plan on a one-for-one basis for each share subject to such award that is not a full value award and on a one-for-one basis for each share subject to an award that is a full value award. The Amended and Restated 2013 Plan does not permit shares tendered or withheld from an award to pay the exercise price or tax liability on any award to be added back to the Amended and Restated 2013 Plan’s share reserve.

Limitations on Awards

The maximum aggregate number of shares subject to stock-based awards that may be granted under the Amended and Restated 2013 Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options	3,500,000
SARs	1,000,000
Restricted Stock or Restricted Stock Units	1,000,000
Other Stock-Based Awards	1,000,000
Cash-Based Incentive Awards	$10,000,000
Awards to Non-Employee Directors*	$600,000

*	This is currently set at 1,000,000 shares and will only be changed if we receive shareholder approval of this proposal.

Administration

The Amended and Restated 2013 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Amended and Restated 2013 Plan; amend the Amended and Restated 2013 Plan and any award certificates; and make all other decisions and determinations that may be required under the Amended and Restated 2013 Plan. The Board of Directors may at any time administer the Amended and Restated 2013 Plan. If it does so, it will have all the powers of the Compensation Committee under the Amended and Restated 2013 Plan.

In addition, the Board may expressly delegate to a special committee some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers and are not reasonably anticipated to be become officers subject to the deduction limits of Section 162(m) of the Internal Revenue Code during the term of the award.

Deductibility under Section 162(m) of the Internal Revenue Code

The Amended and Restated 2013 Plan is designed so that grants of market-priced options and SARs under the Amended and Restated 2013 Plan, and other awards that are conditioned on performance goals as described below, may be excluded from the calculation of annual compensation for purposes of Section 162(m) of the Internal Revenue Code and may be fully deductible. While the Compensation Committee believes it is important to preserve the deductibility of compensation under Section 162(m) generally, there is no guarantee that the performance-based compensation exemption would be available in any particular circumstance, and the Board and the Compensation Committee reserve the right to grant or approve awards or compensation that is non-deductible.

Performance Goals

The Compensation Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award. Performance goals for such awards shall be based on one or more of the following criteria, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions, divestitures, in-licensing, or product acquisitions)

•	Market capitalization

•	Clinical and regulatory milestones

•	Corporate financing activities

•	Supply, production, and manufacturing milestones

•	Corporate partnerships or strategic alliances

Performance goals with respect to the above-listed business criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Compensation Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

Each qualified performance-based award (other than a market-priced option or SAR) will be earned, vested and payable, as applicable, only upon the achievement of performance goals established by the Compensation Committee based upon one or more of the above-listed qualified business criteria, together with the satisfaction of any other conditions, such as continued employment, as the Compensation Committee may determine to be appropriate. However, the Compensation Committee may provide, either in connection with the grant of an award or by amendment, that achievement of such performance goals will be waived, in whole or in part, upon the death or disability of the grantee or the occurrence of a change in control of the Company. Performance periods established by the Compensation Committee for any such qualified performance-based award may be as short as three months and may be any longer period.

The Compensation Committee may provide in any qualified performance-based award that any evaluation of performance will exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; (h) share buy-back programs, and (i) foreign exchange gains and losses.

Any payment of a qualified performance-based award will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided above, no qualified performance-based award may be amended, nor may the Compensation Committee exercise any discretionary authority it may otherwise have under the Amended and Restated 2013 Plan, in any manner to waive the achievement of the applicable performance goal based on qualified business criteria or to increase the amount payable pursuant to the performance goal or the value of the award, or otherwise in a manner that would cause the award to cease to qualify for the Section 162(m) exemption. However, the Compensation Committee has the right, in connection with the grant of a qualified performance-based award, to exercise negative discretion to determine that the portion of such award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

Limitations on Transfer; Beneficiaries

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award:

(A)	upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation Committee or the Board:

•	all outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•

the payout opportunities attainable under all outstanding performance-based awards will vest based on target (if the change in control occurs during the first half of the performance period) or actual performance measured as of the end of the calendar quarter immediately preceding the change in control if the change in control occurs during the second half of the performance period, and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control, and

(B)	with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•	the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target (if the date of termination occurs during the first half of the performance period) or actual performance measured as of the end of the calendar quarter immediately preceding the date of termination (if the date of termination occurs during the second half of the performance period), and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Acceleration for Other Reasons. The Compensation Committee may, in its sole discretion determine that, upon a Participant’s termination of service or the occurrence of a change in control, all or a portion of such participant’s awards shall become fully or partially exercisable, that some or all restrictions shall lapse, and that any performance criteria shall be deemed fully or partially satisfied. The Compensation Committee may provide different treatment to participants and among awards in exercising this discretion.

Adjustments

In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Amended and Restated 2013 Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the Amended and Restated 2013 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Termination and Amendment

The Amended and Restated 2013 Plan will terminate on June 18, 2023, the 10th anniversary of the effective date unless earlier terminated by the Board or the Committee. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the Amended and Restated 2013 Plan, but if an amendment to the Amended and Restated 2013 Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the Amended and Restated 2013 Plan may adversely affect any award previously granted under the Amended and Restated 2013 Plan without the written consent of the participant. The Compensation Committee also may amend or terminate outstanding awards, although such amendments may require the consent of the participant.

Prohibition on Repricing

Unless approved by the stockholders or otherwise permitted by the antidilution provisions of the Amended and Restated 2013 Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, and (iii) the Company may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR.

Certain Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the Amended and Restated 2013 Plan and the subsequent sale of common stock acquired under the Amended and Restated 2013 Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the Amended and Restated 2013 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

New Plan Benefits

The following table shows the total number of awards made under our 2013 Plan to the identified individuals and groups, which awards are subject to the approval of the Amended and Restated 2013 Plan by our stockholders at the Annual Meeting:

NEW PLAN BENEFITS

Amended and Restated 2013 Plan

Name and Position	Number of Options
Gregory Madison Chief Executive Officer and President	761,250	(1)

Scott A. Holmes Chief Financial Officer and Treasurer	376,250	(2)

Brian Adams General Counsel and Secretary	243,750	(3)

John F. Neylan Chief Medical Officer	243,750	(4)

Ron Bentsur Former Chief Executive Officer	0

James F. Oliviero Former Chief Financial Officer	0

Current Executive Officers	1,625,000	(5)

Non-Executive Directors	0

Non-Executive Officer Employees	435,000	(6)

(1)

With respect to (i) up to 455,000 of the options, 50% vest upon approval by the U.S. Food and Drug Administration, or the FDA, of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of iron deficiency anemia, or IDA, in patients with Stage 3-5 dialysis and non-dialysis dependent chronic kidney disease, or NDD-CKD and 50% vest one year thereafter and (ii) up to 306,250 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(2)	With respect to (i) up to 220,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 156,250 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(3)	With respect to (i) up to 150,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 93,750 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(4)	With respect to (i) up to 150,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 93,750 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(5)	See footnotes (1) through (4).
(6)	With respect to (i) up to 260,000 of the options, 50% vest upon approval by the FDA of the clinical data from our Phase 3 clinical trial of ferric citrate for the treatment of IDA in patients with Stage 3-5 NDD-CKD and 50% vest one year thereafter and (ii) up to 175,000 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States.

Except as set forth in the table above, the amounts of future grants under the Amended and Restated 2013 Plan are not determinable as awards under the Amended and Restated 2013 Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons, and we cannot determine at this time either the persons who will receive awards under the Amended and restated 2013 Plan or the amount or types of any such awards.

The table below shows the number of shares issued, or subject to outstanding awards, under the Amended and Restated 2013 Plan to the Named Executive Officers and the other individuals and groups indicated, as of March 15, 2016.

Name	Restricted Stock		Options
	Value ($)	Shares (#)	Value ($)	Shares (#)
Gregory Madison	2,948,569	583,875	—	662,750
Scott A. Holmes	227,250	45,000	—	100,000
Brian Adams	221,559	43,873	—	112,250
John F. Neylan	227,250	45,000	—	90,000
All Executives as a Group	3,624,628	717,748	—	965,000
All Employees as a Group (Including Officers who are not Executive Officers)	—	1,943,744	—	5,426,537
All Non-Executive Directors as a Group	—	128,328	—	1,415,000

The following table provides information as December 31, 2015, regarding the securities authorized for issuance under our equity compensation plans, consisting of the 1999 Stock Option Plan, as amended, the 2004 Long-Term Incentive Plan, the 2007 Incentive Plan, the 2009 CEO Incentive Plan and the 2013 Incentive Plan. (1)

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,411,557	10.96	3,099,139

(1)	As of December 31, 2015, a total of 5,411,557 shares were subject to outstanding stock option awards under our stock plans which had a weighted average exercise price of $10.96 per share and a weighted average remaining term of 7.0 years. There were also 1,344,747 shares subject to outstanding stock awards under our stock plans in the form of restricted stock awards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR AMENDED AND RESTATED 2013 INCENTIVE PLANTHE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED TO APPROVE THE AMENDMENTS.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Keryx Biopharmaceuticals, Inc., One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, Attn: Brian Adams. You may also contact us at (617) 466-3500.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2016 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Brian Adams, at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, no later than December 31, 2016. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Amended and Restated Bylaws to Brian Adams, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, Keryx must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 18, 2016, and no later than April 17, 2016. If a stockholder fails to provide timely notice of a proposal to be presented at our 2016 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Compensation Committee Report and the Audit Committee Report contained in this proxy statement are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:

FIRST: That on March 31, 2016, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation and declaring its advisability. The proposed amendment is as follows:

RESOLVED, that the Corporation’s Amended and Restated Certificate of Incorporation be amended by deleting Article FOURTH in its entirety and by substituting in lieu thereof the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 185,000,000, which is divided into 180,000,000 shares of Common Stock and; par value $0.001 per share, and 5,000,000 shares of Preferred Stock; par value $0.001 per share.”

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer this     day of May, 2016.

By:
Greg Madison
Chief Executive Officer and Director

EXHIBIT B

KERYX BIOPHARMACEUTICALS, INC.

AMENDED AND RESTATED 2013

INCENTIVE PLAN

KERYX BIOPHARMACEUTICALS, INC.

AMENDED AND RESTATED 2013

INCENTIVE PLAN

ARTICLE 1 PURPOSE		4
1.1	General	4
ARTICLE 2 DEFINITIONS		4
2.1	Definitions	4
ARTICLE 3 EFFECTIVE TERM OF PLAN		9
3.1	Effective Date	9
3.2	Term of Plan	9
ARTICLE 4 ADMINISTRATION		9
4.1	Committee	9
4.2	Actions and Interpretations by the Committee	9
4.3	Authority of Committee	10
4.4	Delegation	10
4.5	Indemnification	11
ARTICLE 5 SHARES SUBJECT TO THE PLAN		11
5.1	Number of Shares	11
5.2	Share Counting	11
5.3	Stock Distributed	12
5.4	Limitation on Awards	12
ARTICLE 6 ELIGIBILITY		13
6.1	General	13
ARTICLE 7 STOCK OPTIONS		13
7.1	General	13
7.2	Incentive Stock Options	14
ARTICLE 8 STOCK APPRECIATION RIGHTS		14
8.1	Grant of Stock Appreciation Rights	14
ARTICLE 9 RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS		15
9.1	Grant of Restricted Stock and Stock Units	15
9.2	Issuance and Restrictions	15
9.3	Forfeiture	15
9.4	Delivery of Restricted Stock	15
ARTICLE 10 PERFORMANCE AWARDS		15
10.1	Grant of Performance Awards	15
10.2	Performance Goals	15
ARTICLE 11 QUALIFIED STOCK-BASED AWARDS		16
11.1	Options and Stock Appreciation Rights	16
11.2	Other Awards	16
11.3	Performance Goals	17
11.4	Inclusions and Exclusions from Performance Criteria	17
11.5	Certification of Performance Goals	17
11.6	Award Limits	18
ARTICLE 12 DIVIDEND EQUIVALENTS		18
12.1	Grant of Dividend Equivalents	18
ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS		18
13.1	Grant of Stock or Other Stock-Based Awards	18
ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS		18
14.1	Award Certificates	18
14.2	Form of Payment of Awards	18
14.3	Limits on Transfer	19

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14.4	Beneficiaries	19
14.5	Stock Trading Restrictions	19
14.6	Effect of a Change in Control	19
14.7	Acceleration for Other Reasons	20
14.8	Forfeiture Events	20
14.9	Substitute Awards	20
ARTICLE 15 CHANGES IN CAPITAL STRUCTURE		21
15.1	Mandatory Adjustments	21
15.2	Discretionary Adjustments	21
15.3	General	21
ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION		21
16.1	Amendment, Modification and Termination	21
16.2	Awards Previously Granted	22
16.3	Compliance Amendments	22
ARTICLE 17 GENERAL PROVISIONS		23
17.1	Rights of Participants	23
17.2	Withholding	23
17.3	Special Provisions Related to Section 409A of the Code	23
17.4	Unfunded Status of Awards	25
17.5	Relationship to Other Benefits	25
17.6	Expenses	25
17.7	Titles and Headings	25
17.8	Gender and Number	25
17.9	Fractional Shares	25
17.10	Government and Other Regulations	25
17.11	Governing Law	26
17.12	Severability	26
17.13	No Limitations on Rights of Company	26

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KERYX BIOPHARMACEUTICALS, INC.

AMENDED AND RESTATED 2013 INCENTIVE

PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Keryx Biopharmaceuticals, Inc. Amended and Restated 2013 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Keryx Biopharmaceuticals, Inc. (the “Company”), by linking the personal interests of employees, officers, directors, and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors, and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: (a) a material breach of the terms of a Participant’s Proprietary Information and Inventions Agreement or any provisions relating to non-competition or non-solicitation in any employment or other agreement; (b) a material breach by the Participant of any other provision of his or her employment arrangement, which is not cured by the Participant within fifteen (15) days after receiving notice thereof from the Company containing a description of the breach or breaches alleged to have occurred; (c) the habitual neglect or gross failure by a Participant to adequately perform the duties of his or her position;

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(d) any act of moral turpitude or criminal action connected to a Participant’s employment with the Company or his or her place of employment; or (e) a Participant’s repetitive refusal to comply with or his or her violation of lawful instructions of the Chief Executive Officer, Chief Financial Officer or the Board of Directors, unless cured within fifteen (15) days after receiving notice thereof.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the 1934 Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then- outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Exempt Persons, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

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(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Keryx Biopharmaceuticals, Inc., a Delaware corporation, or any successor corporation.

G) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Ifreemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(I) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n) “Dividend Equivalent” means a right granted with respect to under an Award pursuant to Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

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(p) “Eligible Participant” means an employee (including a leased employee), officer, director, or consultant of the Company or any Affiliate.

(q) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined (i) “Good Reason” shall mean (A) a material diminution in a Participant’s duties, or the assignment to a Participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements, or (B) a material breach by the Company of its obligations to a Participant under any written employment agreement or arrangement, (ii) in the event a Participant elects to terminate his or her employment for Good Reason, the Participant must provide the Company with thirty (30) days prior written notice of his or her intent to leave the Company and the alleged condition or breach constituting Good Reason, and (iii) in the event the Company cures such condition or breach within thirty (30) days following receipt of such notice, any such termination based on such alleged breach or condition shall not be considered a termination by the Participant for Good Reason.

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

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(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means a person who, as an employee, officer, director, or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff) “Plan” means the Keryx Biopharmaceuticals, Inc. Amended and Restated 2013 Incentive Plan, as amended from time to time.

(gg) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(hh) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ii) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(jj) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(kk) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(II) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(mm) “Stock” means the $0.001 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(nn) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

8

(oo) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(pp) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(qq) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. Subject to the approval of the Plan by the Company’s stockholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award

9

Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any plan, program, or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special Plan documents;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Certificate as provided herein; and

(I) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or any such other jurisdictions and to further the objectives of the Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 5.4 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time that is approved and administered by a committee of the Board consisting solely of Independent Directors. The Committee may not make other discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION.

(a) Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it

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may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b) Special Committee. Subject to Delaware law as in effect from time to time, the Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any Joss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such Joss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE S

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 18,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 18,000,000.

5.2. SHARE COUNTING. The maximum number of Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(b) To the extent that an Award may be settled solely in cash, the Award will not reduce the number of Shares available for issuance under the Plan. In addition, to the extent than an Award initially may be settled in stock but ultimately is settled in cash, the Shares subject to such Award will again be available for issuance pursuant to other Awards granted under the Plan.

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(c) If outstanding Shares (including shares issued on the date of grant of a Restricted Stock Award) are tendered to the Company (by either actual delivery or by attestation), or are withheld from the Award, to satisfy the exercise price or tax liability resulting from an Award, such tendered or withheld Shares shall be deemed to have been delivered to the Participant for purposes of determining the maximum number of Shares available for delivery under the Plan (and such Shares shall not be added back to the available share pool under the Plan).

(d) The number of Shares deemed to have been delivered to a Participant upon exercise of a SAR for purposes of determining the maximum number of Shares available for delivery under the Plan shall be the greater of (i) the number of Shares covered by the SAR (excluding for this purpose any Shares covered by the SAR which are unissued or forfeited pursuant to Section 4.4(a), and (ii) the number of Shares actually delivered to the Participant upon exercise of the SAR.

(e) Substitute Awards granted pursuant to Section 14.9 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum number of Options granted under the Plan in any 12-month period to any one Participant shall be for 3,500,000 Shares.

(b) SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any 12- month period to any one Participant shall be with respect to 1,000,000 Shares.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 1,000,000 Shares.

(d) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 1,000,000 Shares.

(e) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash- based Awards under the Plan to any one Participant in any in any 12-month period to any one Participant shall be $10,000,000.

(f) Awards to Non-Employee Directors. The maximum grant-date fair value of stock-based Awards granted under the Plan in any 12-month period to any one Non-Employee Director shall be $600,000, in each case computed in accordance with FASB ASC Topic 718 (or any successor provision). The foregoing limit related to Non-Employee Directors shall not apply to any Award or Shares granted pursuant to a Non-Employee Director’s election to receive an Award or Shares in lieu of cash retainers or other fees (to the extent such Award or Shares have a fair value equal to the value of such cash retainers or other fees).

5.5 CLAWBACK/RECOUPMENT. Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Award (whether or not settled) or cause a Participant to forfeit any Award (whether or not vested) in the event that the Company’s clawback/recoupment policy then in effect is triggered.

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ARTICLE 6

ELIGIBILIY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK

OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.9) shall not be Jess than the Fair Market Value as of the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 15.1, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7. l (e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker- assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e) Exercise Term. Except for Nonstatutory Options granted to Participants outside the ‘United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

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7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)	The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 15.1, without the prior approval of stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly , (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, or otherwise, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d) No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e) No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f) Other Terms. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

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ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK AND STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have all of the rights of a stockholder with respect to Restricted Stock, but none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards. Unless otherwise provided in the applicable Award Certificate, Restricted Stock will be entitled to full dividend rights, and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to stockholders or, if later, the 15th day of the third month following the date the dividends are paid to stockholders.

9.3. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards, and may be referred to by any other appropriate descriptive name in the Award Certificate. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

I 0.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the

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Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the proposed modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2. OTHER AW ARDS. When granting any other Award, including cash-based Awards the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

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•	Business expansion or consolidation (acquisitions, divestitures, in licensing, or product acquisitions)

•	Market capitalization

•	Clinical and regulatory milestones

•	Corporate financing activities

•	Supply, production, and manufacturing milestones

•	Corporate partnerships or strategic alliances

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

ll.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market- priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be Jess than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; (h) share buy-back programs, and (i) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

1 1.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance- Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance- Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority

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it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. A WARD LIMITS. Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed to the Participant no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing the assessment of an additional tax under Section 409A of the Code.

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14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.6 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a)	Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance- based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)

Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within one year after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding

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Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, consulting, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 14.6 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.7.

14.8. FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.9. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

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ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections l.409A- l (b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such

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amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

16.2. AW ARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award as of the date of such action determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Section 15.1, without the prior approval of the stockholders of the Company: (i) the exercise price or base price of an Option or SAR may not be reduced, directly or indirectly, (ii) an Option or SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

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ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation

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would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Non-Exempt Deferred Compensation upon a Change in Control, Disability or termination of employment, however defined. If this provision prevents the payment or distribution of any Non-Exempt Deferred Compensation, or the application of a different form of payment, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section l .409A- l (b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Chief Financial Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section l.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or U)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section l .409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code,

24

the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section l.409A-3U)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3U)(4).

17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign,

25

federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Keryx Biopharmaceuticals, Inc. Amended and Restated 2013 Incentive Plan as adopted by the Board on March 31, 2016 and by the stockholders on May 25, 2016.

By:

Its:

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 25, 2016

Meeting Information
KERYX BIOPHARMACEUTICALS, INC.	Meeting Type: Annual Meeting
For holders as of: March 31, 2016
Date: May 25, 2016 Time: 10:00 AM EST
Location: Mintz Levin
1 Financial Center
Boston, MA 02111

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement and Annual Report
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 11, 2016 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Kevin J. Cameron 02 John P. Butler 03 Steve Gilman 04 Gregory P. Madison 05 Daniel Regan
06 Michael Rogers

The Board of Directors recommends you vote FOR the following proposal(s):

2. The ratification of appointment of UHY LLP as independent registered public accounting firm for the year ending December 31, 2016.

3. The approval of the compensation of our named executive officers as disclosed in our proxy statement.

4. The approval of an amendment to our Certificate of Incorporation to increase our authorized share capital by 50,000,000 shares of common stock.

5.     The approval of our Amended and Restated 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 9,500,000 to 18,000,000 and to institute a cap on director equity compensation.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Voting Instructions

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
KERYX BIOPHARMACEUTICALS, INC.
ATTN: BRIAN ADAMS	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
ONE MARINA PARK DRIVE, 12TH FLOOR BOSTON, MA 02210	If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Directors
Nominees
01 Kevin J. Cameron 02 John P. Butler 03 Steve Gilman 04 Gregory P. Madison 05 Daniel Regan
06 Michael Rogers
The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5.							For	Against	Abstain
2. The ratification of appointment of UHY LLP as independent registered public accounting firm for the year ending December 31, 2016.							☐	☐	☐
3. The approval of the compensation of our named executive officers as disclosed in our proxy statement.							☐	☐	☐
4. The approval of an amendment to our Certificate of Incorporation to increase our authorized share capital by 50,000,000 shares of common stock.							☐	☐	☐

5.   The approval of our Amended and Restated 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 9,500,000 to 18,000,000 and to institute a cap on director equity compensation.

							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

KERYX BIOPHARMACEUTICALS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2016

The undersigned stockholder of Keryx Biopharmaceuticals, Inc. hereby appoints Gregory P. Madison, our Chief Executive Officer and Brian Adams, our General Counsel and Corporate Secretary, with the power of substitution, as proxies to vote the shares of our common stock that the undersigned could vote if personally present at the Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. to be held at the offices of our legal counsel, Mintz Levin, at 1 Financial Center, Boston, MA 02111, and any adjournment or postponement thereof.

Our Board of Directors hopes that stockholders will attend the 2016 Annual Meeting of Stockholders. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally, even though they have sent in their proxy card.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side